EXHIBIT 10.2

WTH FUNDING LIMITED PARTNERSHIP
FOURTH AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT

AVISCAR INC.

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BUDGETCAR INC.

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STARS TRUST

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BAY STREET FUNDING TRUST

April 20, 2005

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WTH FUNDING LIMITED PARTNERSHIP

FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS AGREEMENT made as of the 20th day of April, 2005.

B E T W E E N:

AVISCAR INC.,
a corporation incorporated under the laws of Canada,

(hereinafter called the “Avis General Partner”),

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BUDGETCAR INC.,
a corporation existing under the laws of Canada,

(hereinafter called the “Budget General Partner”, and collectively with the Avis General Partner, the “General Partners”),

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BNY TRUST COMPANY OF CANADA,
a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of Canada, in its capacity as trustee of STARS TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “STARS Limited Partner”),

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MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces in Canada, in its capacity as trustee of BAY STREET FUNDING TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “Bay Street Limited Partner”, and collectively with the STARS Limited Partner, the “Limited Partners”).

WHEREAS the Avis General Partner and The Trust Company of Bank of Montreal (predecessor trustee of STARS Trust) entered into a limited partnership (the “Partnership”) under the name “WTH Funding Limited Partnership” pursuant to a Limited Partnership Agreement dated June 5, 1997, as amended by amending agreements dated March 30, 1998, May 31, 1999 and July 7, 2000, as amended and restated by an amended and restated limited partnership agreement dated November 28, 2001, as further amended by an amending agreement dated November 26, 2002, as further amended and restated by a second amended and restated limited partnership agreement dated August 5, 2003, as amended by an amending agreement dated May 31, 2004, as further amended and restated by a third amended and restated limited partnership agreement dated November 30, 2004 (as amended and restated, the “Original Agreement”) to carry on a business for profit; namely, the ownership and rental, as lessor, of Vehicles on the terms hereinafter set forth;

AND WHEREAS the General Partners and the STARS Limited Partner have agreed that Bay Street Limited Partner will become an additional limited partner of the Partnership and to further amend and restate the Original Agreement on the terms and conditions set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the respective covenants and agreements hereinafter contained, the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.1	Definitions

For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, the following terms have the following meanings:

“Accumulation Date” means:

(a)
in respect of the Series 2003-1 Bonds, March 20, 2006 unless the STARS Limited Partner and the General Partners agree that they do not wish the Accumulation Date for the Series 2003-1 Bonds to occur on such date, in which case the Accumulation Date for the Series 2003-1 Bonds shall be such date after March 20, 2006 as the STARS Limited Partner and the General Partners designate in writing as the “Accumulation Date” for the Series 2003-1 Bonds; and

(b)	in respect of any other series of Bonds, the date specified as the “Accumulation Date” in the series supplement to the trust indenture pursuant to which such series of Bonds is issued;

“Act” means the Limited Partnerships Act (Ontario);

“Additional Amount” has the meaning ascribed thereto in Section 9.7(c);

“Additional General Partner” has the meaning ascribed thereto in Section 8.3(a);

“Affiliate” means, when used with reference to a specified Person, any Person who directly or indirectly controls or is controlled by or is under common control with the specified Person and for these purposes “control” means the right to elect a majority of the board of directors of a Person that is a corporation or the governing authority of a Person that is not a corporation, whether through the ownership of voting securities or by contract or otherwise;

“Agreement” means this Agreement of limited partnership, including the Schedules hereto, as it exists at the date hereof and as it may from time to time be supplemented or amended as herein provided;

“Alternate Rate” means, for the Bay Street Limited Partner and any Remittance Period during which any Portion of the Bay Street Limited Partner’s Funded Amount is being funded under its Liquidity Agreement, an interest rate per annum specified as the Alternate Rate in the letter agreement dated the date hereof between the Avis General Partner and the Bay Street Securitization Agent;

“Amortized Avis Taxable Amount” means, initially, nil and, subsequently, the sum of the amounts determined pursuant to Subsection 4.13(b)(ii) and part B of Subsection 4.14(b) for all prior Fiscal Periods until such time (the “Class 16 Date") as such sum is greater than 98% of the Avis Taxable Adjustment at which time the Amortized Avis Taxable Amount shall mean the Avis Taxable Adjustment;

“Annual Notional Return” in respect of a General Partner, means an amount equal to the sum of the Notional Returns for each of the Settlement Periods in the related Fiscal Period for such General Partner;

“Annual Relative Revenue Contribution” for any Fiscal Period and for any General Partner means the proportion of the sum of Rental Revenues generated through the operations of such General Partner on behalf of the Partnership for all of the Settlement Periods in the related Fiscal Period over the total aggregate Rental Revenues for all of the Settlement Periods in the related Fiscal Period;

“Applicable Law” means all statutes, laws, by-laws, regulations, ordinances, orders and rules and requirements of government or other public authorities having jurisdiction, and all amendments thereto, at any time and from time to time in force;

“Applicable Yield Rate” means for the Bay Street Limited Partner’s Funded Amount and any Remittance Period, (a) with respect to any Portion of the Bay Street Limited Partner’s Funded Amount outstanding during such Remittance Period that is funded through the issuance of Notes of the Bay Street Limited Partner, the Commercial Paper Rate for such Remittance Period, and (b) with respect to any Portion of Bay Street Limited Partner’s Funded Amount outstanding during such Remittance Period that is funded under its Liquidity Agreement, the Alternate Rate for such Remittance Period;

“Approved Dealers” means Vehicle dealers to whom Manufacturers sell new Vehicles for resale;

“Assignment and Assumption Agreement” means the assignment and assumption agreement entered into by the Avis General Partner and the Partnership on January 8, 1998 pursuant to which the Avis General Partner sold, assigned and transferred to the Partnership, and the Partnership purchased from the Avis General Partner, the Purchased Assets (as defined therein);

“Auditors” means Deloitte & Touche, Chartered Accountants or any other national firm of chartered accountants of recognized standing appointed by the General Partners as auditor for the Partnership for the time being, whether or not such firm of chartered accountants is regularly retained by a General Partner;

“Available Aggregate Call Amount” means the aggregate of the Available Call Amounts for each Limited Partner;

“Available Call Amount” means, in respect of a Limited Partner, the amount by which (a) the sum of $350,000,000 and the aggregate Principal Amount of Bonds issued by such Limited Partner outstanding at such time exceeds (b) the balance of the Limited Partner’s Capital Account of such Limited Partner at such time; provided that on and after the occurrence of a Funding Termination Event for such Limited Partner, the Available Call Amount for such Limited Partner shall be deemed to be zero;

“Avis or Budget System Member” means a licensee of the General Partners or one of the Affiliates of the General Partners authorized to operate its own rental vehicle business in Canada under the “Avis” or “Budget” name;

“Avis GP Adjustment” has the meaning ascribed thereto in Section 4.13(b);

“Avis Taxable Adjustment” means an amount equal to the aggregate net book value under Canadian GAAP of the Vehicles owned by the Partnership less the aggregate of the undepreciated capital cost (as defined in subsection 13(21) of the Income Tax Act (Canada)), determined as if the Fiscal Period ended on the day immediately preceding the day that Budget became a General Partner of the Partnership and on the assumption that the maximum capital cost allowance has been claimed, of each class of Vehicles of the Partnership all as determined on the date immediately preceding the date that the Budget General Partner became a General Partner of the Partnership;

“Bay Street Securitization Agent” means Scotia Capital Inc.;

“Best” means A.M. Best Company, Inc.;

“BMO” means Bank of Montreal and its successors and assigns;

“Bond Accumulation Amount” means:

(a)
in respect of the Series 2003-1 Bonds, the Principal Amount for the Series 2003-1 Bonds divided by 4 or, if the STARS Limited Partner and the General Partners have designated the Accumulation Date for the Series 2003-1 Bonds to be a date after March 20, 2006, by such number of Remittance Dates in the period commencing after such date until and including the Expected Final Payment Date (as such term is defined in the series supplement to the trust indenture pursuant to which the Series 2003-1 Bonds are issued); and

(b)
in respect of any other series of Bonds with an Accumulation Date, the amount specified as the “Bond Accumulation Amount” in the series supplement to the trust indenture pursuant to which such series of Bonds is issued;

“Bond Interest Amount” means, (a) in respect of each series of Bonds with an Accumulation Date and which are outstanding during a Remittance Period, the amount of accrued and unpaid interest outstanding on such series of Bonds in respect of such Remittance Period, provided that if the next occurring Interest Payment Date is in the immediately following Remittance Period, the “Bond Interest Amount” for such series of Bonds shall be equal to the amount of the accrued and unpaid interest on such series of Bonds for such Remittance Period less the Interest Earned Amount for such series of Bonds for the period since the previously occurring Interest Payment Date or in the case of the first Interest Payment Date for such series of Bonds, for the period since the date of issue of such series of Bonds and (b) in respect of each series of Bonds with a Controlled Amortization Date and which are outstanding during a Remittance Period, the amount of accrued and unpaid interest outstanding on such series of Bonds in respect of such Remittance Period;

“Bond Interest Earned Amount” means, in respect of each series of Bonds, the aggregate net investment income (net of investment losses) earned by the relevant Limited Partner on the aggregate Bond Payment Amount for such series of Bonds received by it pursuant to Section 4.7(b)(iv) after the Accumulation Date for such series of Bonds;

“Bond Outstanding Amount” means, in respect of each series of Bonds, the amount obtained when the aggregate amounts paid to the relevant Limited Partner pursuant to Section 4.7(b)(iv) in respect of the Bond Payment Amount for such series of Bonds is subtracted from the Principal Amount for such series of Bonds;

“Bond Payment Amount” means, (a) in respect of each series of Bonds with an Accumulation Date, (i) on any Remittance Date other than the Expected Final Payment Date for such series of Bonds an amount equal to the sum of the Bond Accumulation Amount for such series of Bonds for such Remittance Date plus any existing Deficit Bond Accumulation Amount for such series of Bonds, and (ii) on the Remittance Date occurring on the Expected Final Payment Date for such series of Bonds, the amount referred to in (i) above less the Bond Interest Earned Amount for such series of Bonds and (b) in respect of each series of Bonds with a Controlled Amortization Date, the aggregate of the Controlled Amortization Amount for such series of Bonds and any existing Deficit Controlled Amortization Amount for such series of Bonds for each Remittance Date after such Controlled Amortization Date;

“Bonds” means any series of bonds (which, for greater certainty, shall not include Notes or funding under a Liquidity Agreement) issued by a Limited Partner to fund portions of such Limited Partner’s capital contributions from time to time;

“Business Day” means any day other than a Saturday, a Sunday and a day when chartered banks are not open for business in Toronto, Ontario;

“Canadian GAAP” means Canadian generally accepted accounting principles applicable to the undertaking of the Partnership or the General Partners, as the case may be, applied on a basis consistent with prior periods;

“Capital Accounts” means, collectively, the General Partner’s Capital Account for each General Partner and the Limited Partner’s Capital Account for each Limited Partner;

“Capital Call” has the meaning ascribed thereto in Section 3.3(a);

“Capital Call Notice” has the meaning ascribed thereto in Section 3.3(a);

“Chrysler” means DaimlerChrysler Canada Ltd. and its Canadian Affiliates;

“Class 16 Date” has the meaning ascribed thereto in the definition of Amortized Avis Taxable Amount;

“Commercial Paper Rate” means, for the Bay Street Limited Partner and any Remittance Period during which any Portion of the Bay Street Limited Partner’s Funded Amount is being funded with the proceeds of Notes of the Bay Street Limited Partner, the rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 365-day year and the actual days elapsed) equal to the weighted average of the interest rates or discount rates (converted to interest bearing equivalent rates per annum) paid or payable by the Bay Street Limited Partner in respect of Notes of the Bay Street Limited Partner outstanding during such Remittance Period that are allocated, in whole or in part, by the Bay Street Limited Partner to fund or maintain such Portion of the Bay Street Limited Partner’s Funded Amount during such

Remittance Period, in each case, rounded to the nearest one hundredth of one percent (with 0.005 per cent being rounded upward), as determined by the Bay Street Limited Partner and reported to the Avis General Partner;

“Contract” means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment whether written or oral;

“Controlled Amortization Amount” means, in respect of any series of Bonds with a Controlled Amortization Date, the amount specified as the “Controlled Amortization Amount” in the series supplement to the trust indenture pursuant to which such series of Bonds is issued;

“Controlled Amortization Date” means, in respect of any series of Bonds with a Controlled Amortization Date, the date specified as the “Controlled Amortization Date” in the series supplement to the trust indenture pursuant to which such series of Bonds is issued;

“Current Book Value” means, in respect of a Partnership Vehicle at any time, its Original Book Value less accumulated Depreciation at such time;

“DBRS” means Dominion Bond Rating Service Limited;

“Declaration” means the declaration of partnership filed and recorded in respect of the Partnership pursuant to the Act;

“Deficit Bond Accumulation Amount” means, in respect of each series of Bonds with an Accumulation Date, (a) on the first Remittance Date after the Accumulation Date for such series of Bonds, the excess, if any, of the Bond Accumulation Amount for such series of Bonds payable on such Remittance Date over the amount paid to the relevant Limited Partner pursuant to Section 4.7(b)(iv) on such Remittance Date in respect of such series of Bonds, and (b) on each subsequent Remittance Date after the Accumulation Date for such series of Bonds, the excess, if any, of the Bond Accumulation Amount for such series of Bonds payable on such Remittance Date plus any then existing Deficit Bond Accumulation Amount for such series of Bonds, over the amount paid to the relevant Limited Partner pursuant to Section 4.7(b)(iv) on such Remittance Date in respect of such series of Bonds;

“Deficit Controlled Amortization Amount” means, in respect of each series of Bonds with a Controlled Amortization Date, (a) on the first Remittance Date after the Controlled Amortization Date for such series of Bonds, the excess, if any, of the Controlled Amortization Amount for such series of Bonds payable on such Remittance Date over the amount paid to the relevant Limited Partner pursuant to Section 4.7(b)(iv) on such Remittance Date in respect of such series of Bonds, and (b) on each subsequent Remittance Date after the Controlled Amortization Date for such series of Bonds, the excess, if any, of the Controlled Amortization Amount for such series of Bonds payable on such Remittance Date plus any then existing Deficit Controlled Amortization Amount for such series of Bonds, over the amount paid to the relevant Limited Partner pursuant to Section 4.7(b)(iv) on such Remittance Date in respect of such series of Bonds;

“Depreciation” means, when used in reference to a Partnership Program Vehicle, the daily depreciation charge set forth by an Eligible Manufacturer in the applicable Repurchase Agreement, and, when used in reference to a Partnership Non-program Vehicle, depreciation at a rate to be determined from time to time by the General Partners in accordance with Canadian GAAP but in no event less than 2% per month applied on a straight line basis to the Original Book Value of such Partnership Non-program Vehicle;

“Designated Representative” has the meaning ascribed thereto in Section 1.11;

“Dollar” or “$”, in respect of all amounts referred to in this Agreement, unless otherwise expressly stated, shall mean Canadian dollars;

“Eligible Institution” means a depositary institution which at all times (a) has either (i) a long-term unsecured debt rating of at least AA (low) or an equivalent rating from the Rating Agency or an equivalent rating from Moody’s and S&P or such lower rating as the Rating Agency may approve or (ii) a short-term rating of at least R-1 (middle) or an equivalent rating from the Rating Agency, or a rating of P-1 from Moody’s and A-1+ from S&P or such lower rating as the Rating Agency may approve, or (b) has its obligations with respect to the relevant matter guaranteed by an institution with either of the ratings referred to in (a)(i) or (ii);

“Eligible Investments” means book-based securities, negotiable instruments or securities maturing not later than the Business Day preceding the next succeeding Remittance Date after such date represented by instruments in bearer or registered form which evidence any of:

(a)	direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the Government of Canada;

(b)	direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the government of a province of Canada;

(c)
direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by banks or trust companies chartered or licensed under the laws of Canada or any province thereof which bank or trust company has a short-term debt rating of at least R-1 (middle) or an equivalent rating from the Rating Agency, or a rating of P-1 from Moody’s and A-1+ from S&P;

(d)
commercial paper and any other securities having, at the time of the investment or contractual commitment to invest therein, a rating of at least R-1 (middle) or an equivalent rating from the Rating Agency, or a rating of P-1 from Moody’s and A-1+ from S&P;

(e)	notes issued and bankers’ acceptances accepted by, overnight repurchase agreements with and call loans to, any bank or trust company referred to in (c) above;

(f)
term deposits with an entity, the short-term debt or deposits of which have a rating of at least R-1 (middle) or an equivalent rating from the Rating Agency, or a rating of P-1 from Moody’s and A-1+ from S&P; and

(g)	any other class of investments approved in writing by the Rating Agency (other than those set out in (a) to (f) above),

provided, however, that the aggregate amount of Eligible Investments that may be represented by the securities of any single issuer (other than obligations of or fully guaranteed by the Government of Canada) shall not exceed the greater of (i) $1,000,000 and (ii) 10% of total Eligible Investments. For greater certainty, if otherwise qualified in accordance with the foregoing clauses of this definition, securities of a Limited Partner, a Securitization Agent, Bank of Montreal, The Bank of Nova Scotia and any Affiliate of the foregoing are Eligible Investments;

“Eligible Manufacturer” means any of Chrysler, Ford or GM or any additional Manufacturer approved in writing from time to time by each Securitization Agent and the Rating Agency (a) whose unsecured long-term debt is rated BBB or its equivalent or higher by two or more of the Rating Agency, S&P and Moody’s, or (b) if its unsecured long-term debt is not so rated, where a General Partner has at its own expense obtained credit enhancement satisfactory in form, source and amount to each Securitization Agent and the Rating Agency in respect of the credit exposure to the Partnership represented by Repurchase Agreements with that Manufacturer;

“Estimation Date” means, the first day of each Settlement Period, provided that if such day is not a Business Day, the Estimation Date shall occur as the next Business Day;

“Estimation Report” means a monthly report provided by the General Partners to each Limited Partner substantially in the form of Schedule A;

“Estimation Reserve” means, in respect of any Settlement Period, an amount equal to 10% of the sum of estimated Depreciation, Net Loss on Dispositions and Funding Required Amount contained in the Estimation Report for such Settlement Period; provided, however, that Estimation Reserve shall never be less than zero, and, provided, further, that if for any three out of 12 consecutive Settlement Periods the Estimation Test exceeds zero, then thereafter the Estimation Reserve shall be equal to the product of (a) the greater of

(i) 10% and (ii) 150% of the largest Estimation Test in the preceding 12 months and (b) the sum of estimated Depreciation, Net Loss on Dispositions and Funding Required Amount contained in the Estimation Report for such Settlement Period;

“Estimation Test” means, in respect of any Settlement Period, the result (expressed as a percentage) of the following calculation (but never less than zero):

([DS  +  LDS  – GDS]  –  A)  ÷  A,

where:

A equals (DE  +  NLDE);

DE means the estimated Depreciation contained in the Estimation Report for such Settlement Period;

NLDE means the aggregate estimated Net Loss on Dispositions contained in the Estimation Report for such Settlement Period;

DS means Depreciation within such Settlement Period;

LDS means Loss on Dispositions within such Settlement Period; and

GDS means Gain on Dispositions within such Settlement Period;

“ETA” means Excise Tax Act (Canada);

“Excluded Capital” means, in respect of a General Partner at any time, the aggregate of (a) all capital contributions made or deemed to be made by such General Partner pursuant to Section 3.3(g) prior to such time and (b) all amounts paid by the Partnership prior to such time in respect of transfer fees, license fees, registration fees or other similar government fees or charges and transfer Taxes (other than VAT) in connection with the transfer of the relevant assets pursuant to a Licensee Vehicle Assignment Agreement where the vendor thereunder is a General Partner;

“Expenses” means the aggregate of all costs and expenses of the Partnership, including:

(a)	all Organizational Expenses and expenses incurred to maintain the registrations or qualifications of the Partnership under Applicable Law or to obtain or maintain exemptions under such laws;

(b)	all applicable Taxes;

(c)
all costs and expenses of, or incidental to, the preparation and dispatch to Partners of all cheques, reports, circulars, financial statements, forms and notices, and any other documents which in the opinion of the General Partners, acting reasonably, are necessary or desirable in connection with the business and administration of the Partnership;

(d)	all costs and expenses incidental to the preparation of amendments to this Agreement as referred to in Section 7.2;

(e)
any costs and expenses of litigation involving the Partnership and the amount of any judgment or settlement paid in connection therewith, excluding, however, the costs and expenses of litigation, judgment or settlement in which the conduct of any General Partner is found to have violated the standard of conduct required by Section 5.2, the costs and expenses of such litigation, judgment or settlement being for the personal account of the General Partners;

(f)	reasonable audit fees of the Partnership; and

(g)	any other costs and expenses in connection with the administration of the Partnership that may be authorized by this Agreement;

“Fiscal Period” means the fiscal period of the Partnership as determined in accordance with Section 2.5;

“Fleet Report” means a report concerning the Partnership Vehicles substantially in the form of Schedule B;

“Ford” means Ford Motor Company of Canada, Limited and its Canadian Affiliates;

“Fuel Revenues” means all monetary receipts (other than sales, value added and other similar Taxes collected on behalf of a governmental authority) from the sale of fuel to customers and by customers choosing the prepaid gas option, all in connection with the rental by such customer of a Partnership Vehicle;

“Funded Amounts” means, collectively, the General Partner’s Funded Amount for each General Partner and the Limited Partner’s Funded Amount for each Limited Partner;

“Funding Discount Amount” means, in respect of a Remittance Date and the related Remittance Period:

(a)	in respect of the STARS Limited Partner:

(i)	the product of:

(A)	the sum of:

(I)	the weighted average amount of the STARS Limited Partner’s Funded Amount (excluding any amounts funded through the issuance of Bonds) that was outstanding during such Remittance Period; and

(II)
the excess, if any of (i) the STARS Limited Partner’s Funding Discount Amount for the preceding Remittance Date over (ii) the amount that was actually distributed to the STARS Limited Partner in respect of such Funding Discount Amount on such preceding Remittance Date;

(B)	the weighted average discount rate or interest rate at which such Notes were issued, plus the Program Fee Rate; and

(C)	the ratio obtained by dividing the number of days in such Remittance Period by 365; and

(ii)
any amounts paid or payable by the STARS Limited Partner during or in respect of such Remittance Period pursuant to any Hedging Transaction in respect of such Notes less any amount paid to or owing to the STARS Limited Partner during such Remittance Period pursuant to any Hedging Transaction in respect of such Notes; and

(b)	in respect of the Bay Street Limited Partner, the sum of the following amounts:

(i)	for each Portion of the Bay Street Limited Partner’s Funded Amount funded through the issuance of Notes during such Remittance Period, the product of:

(A)	the sum of:

(I)	the weighted average amount of such Portion of the Bay Street Limited Partner’s Funded Amount that was outstanding during such Remittance Period; and

(II)
the excess, if any of (i) the Bay Street Limited Partner’s Funding Discount Amount for such Portion of the Bay Street Limited Partner’s Funded Amount and the preceding Remittance Date over (ii) the amount that was actually distributed to the Bay Street Limited Partner in respect of such Funding Discount Amount on such preceding Remittance Date;

(B)	the Applicable Yield Rate plus the Program Fee Rate for such Portion of the Bay Street Limited Partner’s Funded Amount and such Remittance Period; and

(C)	the ratio obtained by dividing the number of days in such Remittance Period by 365; and

(ii)	for each Portion of the Bay Street Limited Partner’s Funded Amount funded under its Liquidity Agreement, the product of:

(A)	the sum of:

(I)	the weighted average amount of such Portion of the Bay Street Limited Partner’s Funded Amount that was outstanding during such Remittance Period; and

(II)
the excess, if any of (i) the Bay Street Limited Partner’s Funding Discount Amount for such Portion of the Bay Street Limited Partner’s Funded Amount and the preceding Remittance Date over (ii) the amount that was actually distributed to the Bay Street Limited Partner in respect of such Funding Discount Amount on such preceding Remittance Date;

(B)	the Applicable Yield Rate plus the Program Fee Rate for such Portion of the Bay Street Limited Partner’s Funded Amount and such Remittance Period; and

(C)	the ratio obtained by dividing the number of days in such Remittance Period by 365; and

(iii)
any amounts paid or payable by the Bay Street Limited Partner during or in respect of such Remittance Period pursuant to any Hedging Transaction in respect of the Limited Partner’s Funded Amount of the Bay Street Limited Partner less any amount paid to or owing to the Bay Street Limited Partner during such Remittance Period pursuant to any Hedging Transaction in respect of the Limited Partner’s Funded Amount of the Bay Street Limited Partner;

“Funding Required Amount” means, in respect of a Remittance Period or a Settlement Period, the aggregate Funding Discount Amount for all Notes or funding under the Liquidity Agreements outstanding during such period and the aggregate accrued interest on all series of Bonds outstanding during such period;

“Funding Termination Event” means, in respect of a Limited Partner, the occurrence of (a) the Normal Course Termination Date for such Limited Partner, (b) a Liquidity Event in respect of such Limited Partner, (c) the breach of the covenant contained in subsection 5.2(i) which breach continues for five Business Days after a Settlement Date and provided that within 30 days of the occurrence of such breach the General Partners at their own expense have obtained for the benefit of the Partnership credit enhancement that is not satisfactory in form, source and amount to the Securitization Agent for such Limited Partner and such Securitization Agent has provided notice of such determination to the General Partners and the other Limited Partner, or (d) a material adverse change since the date hereof in the financial condition or operations of a General Partner or the Partnership which, in the opinion of the Securitization Agent for such Limited Partner, after consultation with the Rating Agency and which opinion has been communicated in writing to the General Partners and the Limited Partners, could reasonably be expected to result in a General Partner being unable to satisfy its obligations hereunder, becoming a bankrupt, or seeking the protection of Insolvency Legislation;

“Gain on Dispositions” means, for any period, the amount, if any, by which Proceeds of Disposition received by the Partnership in such period exceed the Current Book Value of the subject Vehicles;

“General Motors” means General Motors of Canada Limited and its Canadian Affiliates;

“General Partner’s Capital Account” and “General Partners’ Capital Accounts” have the meanings ascribed thereto in Section 3.5(b);

“General Partners’ Capital Commitment” has the meaning ascribed thereto in Section 3.3(e);

“General Partner’s Funded Amount” means, in respect of the Avis General Partner or the Budget General Partner, as applicable, at any time, the General Partner’s Capital Account for such General Partner at such time (calculated on the assumption that all Net Income of the Partnership up to such time has been allocated to the Partners at such time), minus the Excluded Capital for such General Partner at such time, minus the amount of any capital contributed by such General Partner pursuant to Section 4.8 prior to such time;

“Gross-Up” has the meaning ascribed thereto in Section 9.5;

“Grossed-Up Payment” has the meaning ascribed thereto in Section 9.5;

“GP Financial Statements” means the balance sheet of the Avis General Partner as at December 31, 2004 and the statements of income, retained earnings and sources and application of funds for the Avis General Partner for the period beginning January 1, 2004 and ending December 31, 2004;

“GP Losses” for any Settlement Period means the aggregate of the losses allocated pursuant to subparagraphs 4.11(a)(i) and (ii) for such Settlement Period;

“GST” means all amounts payable pursuant to Section 165(1) of the ETA;

“HST” means all amounts payable pursuant to Section 165(2) of the ETA;

“Hedge Counterparty” means a counterparty under a Hedging Transaction;

“Hedge Payables” means all net amounts, other than Hedge Unwinding Costs, payable by the Partnership under Hedging Transactions to Hedge Counterparties;

“Hedge Receipts” means all net amounts paid to the Partnership under Hedging Transactions, including amounts as a result of the termination of all or a portion of a Hedging Transaction;

“Hedge Unwinding Costs” means any net amounts required to be paid by the Partnership, including any unwinding costs, as a result of the termination of all or a portion of a Hedging Transaction;

“Hedging Transaction” means any rate swap transaction, basis swap, forward rate transaction, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, letter of credit or any other hedging transaction (including any option with respect to any of these transactions) or any combination of such transactions;

“Indemnified Amounts” has the meaning described thereto in Section 9.1;

“Indemnified Parties” has the meaning ascribed thereto in Section 9.1;

“Insolvency Legislation” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and any other Applicable Law under which indebtedness may be compromised;

“Interest Earned Amount” means, in respect of a series of Bonds for any period, the aggregate net investment income (net of any investment losses) earned during such period by the relevant Limited Partner in respect of any Bond Interest Amount for such series of Bonds paid to such Limited Partner pursuant to Section 4.6(c)(ii);

“Interest Funding Account” means, in respect of each series of Bonds, an account established in the name of the Limited Partner issuing such Bonds at the Eligible Institution determined by such Limited Partner, which account will be separate and segregated from the other assets of such Limited Partner, shall bear interest and which shall be designated as the “Interest Funding Account” for such series of Bonds;

“Interest Payment Date” means, in respect of each series of Bonds, each date specified as an “Interest Payment Date” in the series supplement to the trust indenture pursuant to which such series of Bonds is issued;

“Licensee Vehicle Assignment Agreement” means, where the vendor is a General Partner, an agreement to be entered into between the Partnership and such General Partner in the form set out in Schedule J with such modifications as may be approved in writing by the Rating Agency, and where the vendor is an Avis or Budget System Member, an agreement to be entered into between the Partnership and such Avis or Budget System Member in the form set out in Schedule K, with such modifications as may be approved by the Rating Agency;

“Licensee Vehicles” means any Vehicles owned by (a) Avis or Budget System Members or (b) a General Partner where such Vehicles have been acquired, directly or indirectly, by such General Partner from Avis or Budget System Members;

“Limited Partner’s Capital Account” and “Limited Partners’ Capital Accounts” have the meanings ascribed thereto in Section 3.5(c);

“Limited Partner’s Funded Amount” means, with respect to a Limited Partner and at any time, the aggregate amount (without duplication) of the funds that have been contributed by such Limited Partner to the Partnership as capital pursuant to Sections 3.1, 3.2, 3.3, 4.7(a) and 4.8 prior to such time minus all amounts (without duplication) distributed or paid to such Limited Partner as a return of capital pursuant to Sections 4.7(b)(v), 4.7(b)(vi), 4.8 and 8.5(b)(vi) prior to such time, provided that if the Limited Partner’s Funded Amount shall have been reduced by any distribution or payment and thereafter all or a portion of such distribution or payment is rescinded or must otherwise be returned for any reason, such Limited Partner’s Funded Amount shall be increased by the amount of such rescinded or returned distribution or payment, as though it had not been made;

“Limited Partnership Interest” means, in respect of a Limited Partner, the interest of such Limited Partner in the Partnership;

“Liquidity Agreement” means, in respect of the STARS Limited Partner, the liquidity agreement in respect of STARS Trust dated as of June 30, 1997 between STARS Trust, BMO and the banks and other financial institutions whose names appear on Schedule I to such agreement, as amended, supplemented or otherwise modified from time to time and, in respect of the Bay Street Limited Partner, means the liquidity asset purchase agreement dated as of April 20, 2005 between The Bank of Nova Scotia and the other banks and other financial institutions party thereto from time to time, as liquidity purchasers, The Bank of Nova Scotia, as liquidity agent, and the Bay Street Limited Partner, as amended, supplemented or otherwise modified from time to time;

“Liquidity Event” means, in respect of a Limited Partner, the expiry of the Liquidity Agreement to which such Limited Partner is a party following the reasonable best efforts of the STARS Securitization Agent or the Bay Street Securitization Agent, as applicable, to renegotiate that agreement and the STARS Securitization Agent or the Bay Street Securitization Agent, as applicable, giving notice in writing to the General Partners and the other Limited Partner of such expiry;

“Loss on Dispositions” means, for any period, the amount, if any, by which Proceeds of Disposition received by the Partnership in such period are less than the Current Book Value of the subject Vehicles and, when a Vehicle is written off as a result of theft, fire, accident or act of God and the General Partners fail to make the additional capital contribution required by Section 5.7 in respect thereof, the amount of the write-off;

“Manufacturer” means any of Chrysler, Ford, General Motors, Nissan, Toyota and any additional manufacturer of Vehicles;

“Miscellaneous Add On Revenues” means all monetary receipts (other than sales, value added and other similar Taxes collected on behalf of a governmental authority) from customers in respect of additional products and services relating to the renting by such customer of a Partnership Vehicle, including such monetary receipts arising from child safety seats, ski racks, additional driver approvals and similar products and services;

“Moody’s” means Moody’s Investors Service, Inc.;

“Net Income” or “Net Loss” means, in respect of any period, respectively, the net income or net loss of the Partnership in respect of such period, as determined in accordance with Canadian GAAP;

“Net Loss on Dispositions” means, in respect of any Settlement Period, the sum of:

(NLDP x VDP) + (NLDNP x VDNP)

where:

NLDNP means the greatest NLSPNP in the last 12 consecutive Settlement Periods;

NLDP means the greatest NLSPP in the last 12 consecutive Settlement Periods;

VDP means the number of Partnership Program Vehicles that the General Partners estimate to be disposed of in such Settlement Period;

NLSPP means the quotient of (a) Loss on Dispositions less Gain on Dispositions for all Partnership Program Vehicles disposed of within a Settlement Period divided by (b) the number of Partnership Program Vehicles disposed of within such Settlement Period, provided, however,that NLSPP shall not be less than zero;

NLSPNP means the quotient of (a) Loss on Dispositions less Gain on Dispositions for all Partnership Non-program Vehicles disposed of within a Settlement Period divided by (b) the number of Partnership Non-program Vehicles disposed of within such Settlement Period, provided, however, that NLSPNP shall not be less than zero; and

VDNP means the number of Partnership Non-program Vehicles that the General Partners estimate to be disposed of in such Settlement Period;

“Nissan” means Nissan Canada, Inc.;

“Normal Course Termination Date” means:

(a)
in respect of the STARS Limited Partner, April 30, 2010, subject to the extension of that date until April 30, 2011 if on or before October 31, 2009 the General Partners request an extension by notice in writing to the STARS Limited Partner and the STARS Limited Partner on or before December 31, 2009 notifies the General Partners in writing that it agrees to such extension; and

(b)
in respect of the Bay Street Limited Partner, April 30, 2010, subject to the extension of that date until April 30, 2011 if on or before October 31, 2009 the General Partners request an extension by notice in writing to the Bay Street Limited Partner and the Bay Street Limited Partner on or before December 31, 2009 notifies the General Partners in writing that it agrees to such extension;

“Notes” means, (a) in respect of the STARS Limited Partner, short-term debt obligations of the STARS Limited Partner with a maximum weighted average 42 days until maturity, issued by the STARS Limited Partner from time to time to fund certain of the STARS Limited Partner’s capital contributions to the Partnership and (b) in respect of the Bay Street Limited Partner, short-term debt obligations of the Bay Street Limited Partner, issued by the Bay Street Limited Partner from time to time to fund certain of the Bay Street Limited Partner’s capital contributions to the Partnership;

“Notional Return” has the meaning ascribed thereto in subparagraph 4.10(d)(i);

“One Way Fee Revenues” means all monetary receipts (other than sales, value added and other similar Taxes collected on behalf of a governmental authority) from customers returning a Partnership Vehicle to a rental location other than the rental location from which such Partnership Vehicle was rented;

“Option Closing Date” has the meaning ascribed thereto in Section 8.4(c);

“Option Purchase Price” has the meaning ascribed thereto in Section 8.4(c);

“Organizational Expenses” means all fees, costs and expenses incurred in respect of the formation and organization of the Partnership and its registration and qualification under Applicable Law;

“Original Book Value” means, in respect of a Partnership Vehicle, the full cash purchase price to the Partnership of such Vehicle, without any allowance for trade-in of a Vehicle and without deduction for cash allowances or rebates from the relevant Manufacturer unless such cash allowances or rebates reduce the purchase price of Vehicles under the relevant Repurchase Agreement, in which case “Original Book Value” shall be reduced by the amount of such allowance or rebate. For greater certainty, “full cash purchase price” does not include VAT or any amounts paid by the Partnership in respect of transfer fees, license fees, registration fees or other similar government fees or charges and transfer Taxes but does include, if applicable, up to but not in excess of $300 per Vehicle, in the case of a Partnership Program Vehicle, and $500, in the case of a Partnership Non-program Vehicle, in aggregate for dealer mark-up, pre-delivery inspection, air conditioning tax, weight tax, battery tax, “gas guzzler” tax and other similar costs and taxes. Where a Partnership Vehicle has been purchased by the Partnership from an Avis or Budget System Member or from a General Partner, “Original Book Value” for the purposes of calculating Depreciation means the full cash purchase price paid by the Partnership to the Avis or Budget System Member or the relevant General Partner, as the case may be;

“Parent” means Cendant Corporation;

“Parent Guarantee” means the amended and restated guarantee dated the date hereof made by the Parent in favour of each Limited Partner pursuant to which the Parent guarantees certain of the General Partners’ obligations hereunder;

“Partners” means, collectively, the Avis General Partner, the Budget General Partner, the STARS Limited Partner, the Bay Street Limited Partner and the Additional General Partner (if any);

“Partnership” means WTH Funding Limited Partnership, a partnership organized under the laws of the Province of Ontario as a limited partnership;

“Partnership Interest Option Notice” has the meaning ascribed thereto in Section 8.4(c);

“Partnership Non-program Vehicle” means a Partnership Vehicle that is not a Partnership Program Vehicle;

“Partnership Program Vehicle” means a Partnership Vehicle eligible for repurchase under a Repurchase Agreement;

“Partnership Vehicle” means a Vehicle owned by the Partnership;

“Payout Date” means a Tranche Date for Notes issued by the STARS Limited Partner on which the General Partners have notified each Limited Partner that some or all of the aggregate Limited Partner’s Funded Amounts for all Limited Partners is to be repaid in accordance with subsections 4.7(b)(v) or (vi); provided however, (a) a Payout Date shall occur no more frequently than weekly, unless an additional Payout Date is requested by the General Partners and approved by each of the Limited Partners, (b) the date hereof shall be a Payout Date, (c) the closing date for the issuance of any series of Bonds shall be a Payout Date and (d) during any period in which the Deficit Bond Accumulation Amount or the Deficit Controlled Amortization Amount is greater than zero, a Payout Date may not occur;

“Payout Excess” shall have the meaning ascribed thereto in Section 3.3(f);

“Payout Report” means a report substantially in the form of Schedule C provided by the General Partners to each Limited Partner pursuant to Section 4.2;

“Payout Reporting Date” means, in respect of a Payout Date, the day which is two Business Days prior to such Payout Date;

“Person” includes an individual, corporation, partnership, joint venture, association, syndicate, trust, unincorporated organization or other entity or any trustee, executor, administrator or other legal representative;

“PNV Excess” has the meaning ascribed thereto in Section 5.4(d);

“Portion of the Bay Street Limited Partner’s Funded Amount” means, each portion of the aggregate of the Bay Street Limited Partner’s Funded Amount comprising or invested in its Limited Partner’s Capital Account, which portions shall equal, in the aggregate, the then outstanding Funded Amount for the Bay Street Limited Partner, and each portion of which and the amount thereof which shall be determined by reference to its source of funding through the issuance of the Bay Street Limited Partner’s Notes or under the Liquidity Agreement for the Bay Street Limited Partner;

“Principal Amount” means, in respect of each series of Bonds, the aggregate initial principal amount outstanding under such series of Bonds;

“Principal Funding Account” means, in respect of each series of Bonds, an account established in the name of the Limited Partner issuing such Bonds at the Eligible Institution determined by such Limited Partner, which account will be separate and segregated from the other assets of such Limited Partner, shall bear interest and which shall be designated as the “Principal Funding Account” for such series of Bonds;

“Proceeds of Disposition” means the cash or other monetary consideration received by the Partnership from the sale of Partnership Vehicles, including from insurance in respect of Partnership Vehicles written off by the Partnership as a result of theft, fire, accident or act of God;

“Program Fee Rate” means, (a) in respect of any Notes issued by the STARS Limited Partner, the rate specified as such in the letter agreement dated the date hereof between the Avis General Partner and the STARS Securitization Agent and, (b) in respect of the Bay Street Limited Partner and any Portion of the Bay Street Limited Partner’s Funded Amount, the rate specified as the Program Fee Rate for the Bay Street Limited Partner in the letter agreement dated the date hereof between the Avis General Partner and the Bay Street Securitization Agent;

“Program Negotiation Vehicles” has the meaning ascribed thereto in Section 5.4(a);

“Purchase Right” has the meaning ascribed thereto in Section 8.4(c);

“Purchased Assets” shall have the meaning ascribed thereto in the Assignment and Assumption Agreement;

“QST” means all amounts payable pursuant to an act respecting Quebec Sales Tax;

“Qualified PMSI” means a purchase money security interest (“PMSI”) in a Partnership Vehicle granted by the Partnership to, or reserved by, an Approved Dealer or Manufacturer (a “holder") under terms that the PMSI will expire automatically upon payment by the Partnership to the holder of the full cash purchase price of the Vehicle, which payment must be made according to the agreement under which the PMSI arises within 30 days of the date when the PMSI arose;

“Rating Agency” means Dominion Bond Rating Service Limited and its successors and, at any particular time after the date hereof, may include any other nationally recognized credit rating agency or agencies then authorized by the STARS Securitization Agent or the Bay Street Securitization Agent to rate securities issued by the relevant Limited Partner;

“Relative Revenue Contribution” for any Settlement Period and for any General Partner means the proportion of Rental Revenues generated through the operations of such General Partner on behalf of the Partnership for such Settlement Period over the total aggregate Rental Revenues for such Settlement Period;

“Remittance Date” means the 20th day of each calendar month, provided if such day is not a Business Day, the Remittance Date shall occur on the next Business Day;

“Remittance Period” means the period beginning on a Remittance Date and ending on the day prior to the next occurring Remittance Date, provided that the first Remittance Period after the amendment and restatement contemplated herein will begin on the date hereof and end on the day prior to the next occurring Remittance Date; for any Remittance Date, the “related Remittance Period” is the Remittance Period ending on the day immediately prior to such Remittance Date;

“Rental Account” has the meaning ascribed thereto in Section 4.6(a);

“Rental Account Prepaid Amount” has the meaning ascribed thereto in Section 4.5;

“Rental Revenues” means all monetary receipts (other than sales, value added and other similar Taxes collected on behalf of a governmental authority) received after January 1998 from time and kilometre charges for the rental of Partnership Vehicles, all Fuel Revenues, all Miscellaneous Add On Revenues and all One Way Fee Revenues, as provided for in the relevant Vehicle Rental Agreements, whether in the form of remittances from credit card or debit card issuers, cash payments, bank drafts, cheques, wire transfers or otherwise;

“Repurchase Agreements” means any agreements entered into between the Partnership and Eligible Manufacturers or Approved Dealers or assigned to the Partnership pursuant to which such Eligible Manufacturers or Approved Dealers will be obligated to purchase Partnership Vehicles from the Partnership which have been approved in writing by the Rating Agency;

“Securitization Agents” means, collectively, the Bay Street Securitization Agent and the STARS Securitization Agent, and “Securitization Agent” means either one of them;

“S&P” means Standard & Poors Ratings Group;

“Selling Limited Partner” has the meaning ascribed thereto in Section 8.4(c);

“Servicer” has the meaning ascribed thereto in Section 8.3(e);

“Settlement Date” means the second Business Day prior to the Remittance Date;

“Settlement Period” in respect of any Settlement Date, means the most recently completed calendar month prior to such Settlement Date;

“Settlement Report” means a monthly report substantially in the form of Schedule D provided by the General Partners to each Limited Partner pursuant to Section 4.3;

“STARS Securitization Agent” means BMO Nesbitt Burns Inc.;

“Successor Corporation” has the meaning ascribed thereto in Section 2.8(c);

“Tax” or “Taxes” includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, excise, business, school, property, occupation, customs, anti-dumping and countervailing taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any national, federal, provincial, territorial, state, colonial, municipal, local, foreign or other governmental authority, together with any penalties, fines, interest or other additions on, to, in lieu of, for non-collection of or in respect of such taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges;

“Tax Credit” has the meaning ascribed thereto in Section 9.5;

“Taxable Income” or “Tax Loss” means, in respect of any Fiscal Period, respectively, the amount of net income or loss of the Partnership for such period as determined by the General Partners (and reviewed by the Auditors) in accordance with the provisions of the Income Tax Act (Canada) (including the amount of the taxable capital gain or allowable capital loss from the disposition of each capital property of the Partnership as determined by the General Partners in accordance with the provisions of the Income Tax Act (Canada));

“Temporary GP Contributions” means amounts contributed to the Partnership by a General Partner on a temporary basis from time to time pending Capital Calls to fund the purchase of Partnership Vehicles up to but not in excess of the Original Book Value of such Vehicles and not required to make the aggregate balance of the General Partners’ Capital Accounts equal in value to the General Partners’ Capital Commitment;

“Toyota” means Toyota Canada Inc.;

“Tranche” means an issuance of Notes by the STARS Limited Partner used to fund the making of a Capital Call or to refund or repay any such Notes at maturity;

“Tranche Date” means the day on which a Tranche matures or otherwise becomes due and payable; provided however, if at any time a Trigger Event has occurred, the Tranche Date for all Tranches of Notes issued after the date of such occurrence shall be a Remittance Date;

“Trigger Event” has the meaning ascribed thereto in Section 8.1;

“Utilization Fee” means, in respect of the STARS Limited Partner, the fee specified as such in the letter agreement dated the date hereof between the Avis General Partner and the STARS Securitization Agent, and in respect of the Bay Street Limited Partner, the fee specified as such in the letter agreement dated the date hereof between the Avis General Partner and the Bay Street Securitization Agent;

“VAT” means, collectively, GST, HST and QST and any amounts payable under any similar value-added Tax legislation in any jurisdiction in Canada;

“VAT Account” has the meaning ascribed thereto in Section 4.8;

“Vehicle” means an automobile, minivan, sport utility vehicle, truck, van or service vehicle having an Original Book Value not greater than $90,000, in the case of automobiles, minivans and sport utility vehicles and $115,000, in the case of trucks, vans and service vehicles;

“Vehicle Account” has the meaning ascribed thereto in Section 4.7(a);

“Vehicle Account Prepaid Amount” has the meaning ascribed thereto in Section 4.5; and

“Vehicle Rental Agreements” means the agreements pursuant to which a General Partner, as agent for an undisclosed principal, rents Partnership Vehicles to retail, commercial and leisure customers, substantially in the form of the agreements used by such General Partner for such purposes prior to the date hereof.

1.2	Other Rules of Interpretation

For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

(a)	any reference to a designated “Article”, “Section” or other subdivision or to a “Schedule” is to the designated Article, Section or other subdivision of or Schedule to this Agreement;

(b)
the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of or Schedule to this Agreement;

(c)
the headings are for convenience of reference only and do not form part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(d)
the word “including” is not to be construed to limit a general statement, term or matter to the items set forth following such word but rather refers to all other items or matters that could reasonably fall within the scope of such general statement, term or matter;

(e)
any reference herein to a particular percentage of Partnership Vehicles is a reference to a percentage of the aggregate Current Book Value of such Vehicles at the relevant time and not to a percentage of the number of such Vehicles;

(f)
all accounting terms not otherwise defined herein have the meanings assigned to them by, and all calculations to be made hereunder are to be made in accordance with Canadian GAAP as it may exist from time to time;

(g)	any reference to a statute is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which have the effect of supplementing or superseding such statute or regulations;

(h)	any reference to an entity is also a reference to any entity that is a successor to such entity, provided that all restrictions on assignability and transfer set forth herein are complied with;

(i)	any reference to an “approval”, “authorization” or “consent” of a party means the written approval, written authorization or written consent of such party; and

(j)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

1.3	Strict Performance of Covenants

The failure of any party to seek redress for a violation of, or to insist upon strict performance of, any provision hereof shall not prevent a subsequent act, which would have originally constituted a violation of such provision or any other provision hereof, from having the effect of an original violation of such provision or any other provision hereof.

1.4	Non-Business Days

Unless expressly provided otherwise, whenever payment to be made hereunder shall be stated to be made or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made or such action shall be taken on the next succeeding Business Day and, in the case of the payment of any monetary amount, the extension of time shall be included for the purposes of the computation of interest, if any, thereon.

1.5	Governing Law

This Agreement and the application or interpretation hereof shall be governed exclusively by its terms and by the laws of the Province of Ontario and each Partner irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

1.6	Time of Essence

Time shall be of the essence hereof.

1.7	Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian dollars, and all payments to be made under this Agreement shall be made in such currency.

1.8	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, expressed or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.9	Schedules

The following are the Schedules to this Agreement:

Schedule A	—	Form of Estimation Report
Schedule B	—	Form of Fleet Report
Schedule C	—	Form of Payout Report
Schedule D	—	Form of Settlement Report
Schedule E	—	Litigation
Schedule F	—	Insurance
Schedule G	—	Form of Capital Call
Schedule H	—	Form of Additional General Partner Acknowledgement
Schedule I	—	Conditions Precedent for Purchase of Licensee Vehicles
Schedule J	—	Form of Licensee Vehicle Assignment Agreement — General Partner
Schedule K	—	Form of Licensee Vehicle Assignment Agreement — Avis or Budget System Member
Schedule L	—	Budget General Partner Liabilities
Schedule M	—	Form of Opinion for Licensee Vehicle Purchases

1.10	Joint and Several Liability

The obligations and liabilities of the General Partners hereunder shall be joint and several.

1.11	One Voice Rule

The General Partners shall at all times jointly appoint one of them to act as the agent and designated representative of the General Partners hereunder (the “Designated Representative”). The General Partners hereby appoint the Avis General Partner to be the Designated Representative. The General Partners may, upon notice to each Limited Partner, change the Designated Representative. All actions to be taken, documents to be executed, determinations or estimates to be made, notices or reports to be provided or such other matters to be undertaken by the General Partners hereunder shall be taken, executed, made, provided or undertaken by the Designated Representative and shall be binding on the General Partners. Each Limited Partner shall be entitled to rely on the actions, executions, determinations, estimates, notices or reports of the Designated Representative without further inquiry. All notices or reports to be provided by a Limited Partner to the General Partners hereunder may be provided solely to the Designated Representative. The General Partner who is not the Designated Representative hereby nominates, constitutes and appoints the Designated Representative as its agent and true and lawful attorney to act on its behalf with full power and authority in its name, place and stead for the purposes of this Section 1.11.

1.12	Limited Partners

For greater certainty, the obligations and liabilities of each Limited Partner hereunder shall be several and no Limited Partner shall be entitled to take any actions on behalf of the other Limited Partner.

ARTICLE 2
CONTINUANCE OF PARTNERSHIP AND RELATIONSHIP BETWEEN PARTNERS

2.1	Continuance

The General Partners and the Limited Partners hereby confirm the continuance of a limited partnership under the Act. The rights, restrictions and liabilities of the Partners shall be as provided in the Act except as herein otherwise expressly provided.

2.2	Name

The name of the Partnership shall continue to be “WTH Funding Limited Partnership” or such other name or names as the General Partners may from time to time deem appropriate to comply with the laws of any jurisdiction in which the Partnership may carry on business. The Partnership may use as a French language name “Société en commandité de financement WTH”.

2.3	Business of Partnership

The Partnership shall carry on the business of (i) purchasing, owning and renting Vehicles throughout Canada and (ii) selling Vehicles that it has owned as rental Vehicles. The Partnership shall be further authorized to exercise all powers ancillary and incidental thereto or reasonably in furtherance thereof and not specifically excluded by the terms of this Agreement. The Partnership shall not carry on any business not permitted by this Section 2.3.

2.4	Principal Place of Business

The principal place of business of the Partnership shall be 1 Convair Drive East, Etobicoke, Ontario M9W 6Z9, or such other address within the Province of Ontario as the General Partners, after giving not less than 30 days’ notice to each Limited Partner, may designate.

2.5	Fiscal Period

The first Fiscal Period of the Partnership shall commence on December 5, 1997 and end on December 31, 1997 and thereafter each Fiscal Period shall commence on January 1 and end on December 31 of each calendar year or such other date as determined by the General Partners and approved by each Limited Partner, acting reasonably. For greater certainty, a Limited Partner may refuse to approve a change of the Fiscal Period if such change would have an adverse tax or administrative impact on such Limited Partner.

2.6	Title to Partnership Assets

Title to the assets of the Partnership, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the assets of the Partnership shall be held in the name of the Partnership or, in the case of Vehicles purchased by the Partnership pursuant to Licensee Vehicle Assignment Agreements where the vendor is a General Partner or if the holding of title by the Partnership is prohibited by Applicable Law, a General Partner. Each of the General Partners hereby declares and warrants that any Partnership assets for which legal title is held in the name of a General Partner shall be held by the relevant General Partner, as agent in trust for the Partnership for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All assets of the Partnership shall be recorded as property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

2.7	Representation and Warranties of General Partners

Each of the General Partners represents and warrants to each Limited Partner that:

(a)
Organization. Each General Partner is a corporation validly existing under the laws of Canada and has the corporate power to own or lease its property, to carry on its business as now being conducted by it and to enter into this Agreement and to perform its obligations hereunder. Each General Partner is duly qualified as a corporation to do business in each province of Canada in which it owns or leases any material property or conducts any material business.

(b)
Authorization. This Agreement has been duly authorized, executed and delivered by each General Partner and is a legal, valid and binding obligation of such General Partner, enforceable against such General Partner by each Limited Partner in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)
No Violation. The execution and delivery of this Agreement by each General Partner and the consummation of the transactions herein provided for will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of such General Partner under (i) any Contract to which such General Partner is a party or by which it is or its properties are bound, (ii) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of such General Partner, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over such General Partner, (iv) any licence, permit, approval, consent or authorization held by such General Partner necessary to the operation of such General Partner’s business, or (v) any Applicable Law, which breach, violation, default, conflict or acceleration could reasonably be expected to have a material adverse effect on the ability of such General Partner to carry out its obligations hereunder.

(d)
No Litigation, Etc. There are no actions, suits, proceedings or investigations commenced or, to the knowledge of each General Partner after due inquiry, contemplated or threatened against or affecting such General Partner at law or in equity before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the ability of such General Partner to carry out its obligations hereunder other than as set out in Schedule E.

(e)
GP Financial Statements. The GP Financial Statements have been prepared in accordance with Canadian GAAP and the GP Financial Statements present fairly and disclose in all material respects the financial condition, assets and liabilities of the Avis General Partner as at the respective dates of the GP Financial Statements and the sales, earnings and results of operations for the Avis General Partner for the respective periods covered by the relevant GP Financial Statements. There has been no material adverse change in the results of operations, financial position or condition of the Avis General Partner since the date of the most recent balance sheet for the Avis General Partner forming part of the GP Financial Statements.

(f)	Obligations and Liabilities. Each General Partner does not have any material obligations or liabilities of any kind whatsoever, whether accrued, contingent or otherwise, other than:

(i)
obligations or liabilities disclosed on, reflected in or provided for in the GP Financial Statements, in the case of the Avis General Partner, or Schedule L, in the case of the Budget General Partner; and

(ii)
obligations or liabilities incurred in the ordinary course of business of the Avis General Partner since December 31, 2004, none of which has been materially adverse to the nature of the Avis General Partner’s business, results of operations, assets, financial position or condition.

(g)
Compliance with Applicable Laws. Each General Partner has conducted and is conducting its business in compliance with all Applicable Laws of each jurisdiction in which any material portion of its business is carried on and has all required licences, permits, registrations and qualifications under the laws of each such jurisdiction to carry on its business, except to the extent that failure to so conduct its business or to have such licences, permits, registrations or qualifications could not reasonably be expected to have a material adverse effect on the ability of such General Partner to carry out its obligations hereunder.

(h)
Business Premises. Each General Partner has provided to each Limited Partner a list of all business premises from which such General Partner (or a franchisee or licensee thereof which is an Avis or Budget System Member) carries on the business of renting Vehicles and such General Partner has a valid leasehold or fee interest in all such premises operated by such General Partner (or license in the case of premises at certain airports) and neither such General Partner nor the lessor, sub-lessor or licensor of such premises, as the case may be, is in breach of any material provision of any agreement pursuant to which such General Partner occupies any such premises.

(i)
Communications and Computer Systems. Each General Partner’s communications and computer systems are adequate for the conduct of the Partnership’s business and the use thereof by such General Partner does not infringe the rights of any other Person.

(j)
No Strikes, Work Stoppages, Etc. Each General Partner is not experiencing any strike, work stoppage, slow-down or other material interference with or impairment of its business by labour, and, to such General Partner’s knowledge, no such strike, work stoppage, slow-down or other material interference or impairment is threatened. Each General Partner is not a party to or the subject of any unfair labour practice complaint and is not a party to or the subject of any prosecution, order or complaint relating to employment standards or human rights before any governmental agency.

(k)
Insurance. The casualty loss and third party liability insurance carried by each General Partner in respect of its business, business premises and Vehicles is as described in Schedule F. Such insurance is provided by third party underwriters whose claims paying ability or similar measure is rated not lower than A (low) (or such lower rating as may be approved by the Rating Agency) or the equivalent by as many of DBRS, S&P, Moody’s and Best’s as rate it or, if such ability or other measure is not rated by at least one of DBRS, S&P, Moody’s and Best’s, whose profitability ranking has the highest rating from T.R.A.C. Insurance Services Ltd. Each General Partner self insures against the first $1,000,000 of claims relating to third party liability and collisions, has at its own expense made such self insurance available to the Partnership and has taken adequate reserves in respect of such self insurance.

(l)
Consents and Approvals. There is no requirement to make any filing with, give any notice to or to obtain a licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for notifications, consents and approvals which have been given or obtained, as the case may be. There is no requirement under any Contract to which any General Partner is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such Contract, relating to the consummation or transactions contemplated by this Agreement, except for notifications, consents and approvals which have been given or obtained, as the case may be.

(m)
Solvency, Etc. Each General Partner is not insolvent and has not: (i)  admitted its inability to pay its debts generally as they become due or failed to pay its debts generally as they become due, (ii) proposed a compromise or arrangement to its creditors, (iii) had any petition for a receiving order or bankruptcy filed against it, (iv) consented to have itself declared bankrupt or wound up, (v) consented to have a receiver, liquidator or trustee appointed over any part of its assets, (vi) had any encumbrancer take possession of any of its property, (vii) had any execution or distress become enforceable or become levied upon any of its property which could reasonably be expected to have a material adverse effect on the ability of such General Partner to carry out its obligations hereunder, or (viii) had any unsatisfied judgment outstanding against it for more than 15 days which could reasonably be expected to have a material adverse effect on the ability of such General Partner to carry out its obligations hereunder.

(n)	Ownership and Control. Each General Partner is an indirect wholly-owned subsidiary of, and is controlled in fact by, the Parent.

(o)	Residency. Each General Partner is not a “non-resident” of Canada for purposes of the Income Tax Act (Canada).

(p)
VAT Registrations. The Avis General Partner is a registrant for purposes of the ETA and the QST whose registration numbers are 105750632 and 1000099321, respectively. The Budget General Partner is a registrant for purposes of the ETA and the QST whose registration numbers are 88064 3820 RT0001 and 1086666192 TQ0001, respectively.

(q)
Full Disclosure. Neither this Agreement nor any document to be delivered by the General Partners nor any certificate, report, statement or other document furnished by the General Partners to a Limited Partner, the STARS Securitization Agent, the Bay Street Securitization Agent or the Rating Agency in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which the statements were made.

2.8	Covenants of General Partners

Each General Partner covenants and agrees with each Limited Partner that:

(a)	Corporate Existence. Each General Partner shall maintain its corporate existence in good standing.

(b)
Compliance with Applicable Laws. Each General Partner shall in the conduct of the Partnership’s business comply with all Applicable Laws and obtain and maintain in good standing all licences, permits, qualifications and approvals from any and all governments and governmental agencies in any jurisdiction in which it carries on business except to the extent that failure to so comply, obtain or maintain does not materially affect the business or financial condition of the Partnership.

(c)
No Reconstruction, Reorganization, Etc. Each General Partner shall not enter into any transaction (whether by way of reconstruction, reorganization, arrangement, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or any material part of the undertaking, property and assets of such General Partner would become the property of any Person other than such General Partner or, in the case of any amalgamation involving such General Partner, of the continuing company resulting therefrom, unless all of the following conditions are met:

(i)	such other Person or continuing company is a body corporate (herein called the “Successor Corporation”);

(ii)
the Successor Corporation executes, prior to or contemporaneously with the consummation of such transaction, such agreements supplemental hereto and any other instruments as are satisfactory to each Limited Partner, acting reasonably, and the Rating Agency and, in the opinion of counsel to each Limited Partner, necessary or advisable, to evidence the assumption by the Successor Corporation of all obligations and liabilities of the Person entering into such transaction;

(iii)
immediately after the consummation of such transaction, no condition or event shall exist which constitutes or which would, after the lapse of time or the giving of notice or both, constitute a Trigger Event hereunder;  and

(iv)	such transaction is upon such terms as to preserve substantially and not to impair materially any of the rights or powers of each Limited Partner hereunder;

and whenever the conditions of this clause have been duly observed and performed, the Successor Corporation shall be entitled to all of the benefits to which such General Partner is entitled hereunder.

(d)	Ownership and Control. Each General Partner shall at all times during the term hereof be a direct or indirect wholly-owned subsidiary of, and controlled in fact by, the Parent.

(e)
No Liabilities. Each General Partner shall not, without the prior written consent of each Limited Partner and the Rating Agency, have incurred or incur any liabilities or enter into any obligations for or on behalf of the Partnership, other than those arising under or contemplated by this Agreement, the Assignment and Assumption Agreement, any Licensee Vehicle Assignment Agreements and/or any other Contract contemplated hereby or thereby or those arising in the normal course of the business of the Partnership, provided that, for greater certainty, this Section 2.8(e) shall not restrict in any manner whatsoever the conduct of the business or affairs of such General Partner unrelated to the Partnership.

(f)
No Defaults. Each General Partner shall promptly notify the Rating Agency and each Securitization Agent of any defaults of which it is aware under this Agreement, the Assignment and Assumption Agreement, any Licensee Vehicle Assignment Agreements, the Parent Guarantee or any Repurchase Agreement.

(g)
Vehicle Dealer Registrations. The General Partners shall cause the Partnership to be registered as a “vehicle dealer” under any applicable motor vehicle dealer, highway traffic or other legislation where such registration is reasonably determined by the General Partners to be necessary or desirable. Such registrations are to be made promptly and, in any event, within 90 days of the date hereof in respect of jurisdictions in which the Partnership carries on business as of the date hereof, and within 60 days from the date on which the Partnership commences to carry on business in respect of any other jurisdiction.

2.9	Representations and Warranties of Limited Partners

Each Limited Partner represents and warrants to the General Partners, on a several basis and in respect of itself only, that:

(a)
Organization. Such Limited Partner is a trust validly formed and existing under the laws of the Province of Ontario and it has the power and authority to enter into this Agreement and to perform such Limited Partner’s obligations hereunder. The trustee of such Limited Partner is a corporation validly existing under the laws of Canada and is duly qualified to act as trustee of such Limited Partner.

(b)
Authorization. This Agreement has been duly authorized, executed and delivered by such Limited Partner and is a legal, valid and binding obligation of such Limited Partner, enforceable against such Limited Partner by the General Partners in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(c)
No Violation. The execution and delivery of this Agreement by such Limited Partner and the consummation of the transactions herein provided for will not result in the breach or violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of such Limited Partner under (a) the declaration of trust of such Limited Partner, (b) any Contract to which such Limited Partner is a party or by which it is bound, (c) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over such Limited Partner, or (d) any Applicable Law, which breach, violation, default, conflict or acceleration could reasonably be expected to have a material adverse effect on the ability of such Limited Partner to carry out its obligations hereunder.

(d)
Consents and Approvals. There is no requirement for such Limited Partner to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for filings, notifications, consents and approvals which have been made, given or obtained, as the case may be.

(e)	Residency. Such Limited Partner is not a “non-resident” of Canada for the purposes of the Income Tax Act (Canada).

(f)	Investment Canada. Such Limited Partner is not a “non-Canadian” within the meaning of the Investment Canada Act.

2.10	Covenants of Limited Partners re Liquidity Agreements

Each Limited Partner covenants and agrees to provide the General Partners with written notice of (a) the expiry date of its Liquidity Agreement as of the date hereof, (b) the renewal or extension of the expiry date of its Liquidity Agreement within 10 Business Days of such renewal or extension and (c) any failure by the liquidity agent and/or lenders or liquidity providers or purchasers, as applicable, under its Liquidity Agreement to accept a request by such Limited Partner to extend the current expiry date of its Liquidity Agreement within 10 Business Days of such Limited Partner becoming aware of such failure and, in any event, at least 150 days prior to the current expiry date of its Liquidity Agreement.

2.11	Limitations of Authority of Limited Partners

The Limited Partners shall not be entitled to:

(a)	take part in the control of the business of the Partnership;

(b)	execute any document which binds or purports to bind the Partnership or any other Partner as such;

(c)	purport to have the power or authority to bind the Partnership or any other Partner as such;

(d)	undertake any obligation or responsibility on behalf of the Partnership;

(e)
bring any action for partition or sale or otherwise in connection with any interest in any property of the Partnership, whether real or personal, or register or permit to be filed or registered or remain undischarged, against any property of the Partnership, any lien or charge; or

(f)	commence against the Partnership any proceedings under Insolvency Legislation.

2.12	Power of Attorney

Each Limited Partner hereby irrevocably nominates, constitutes and appoints each of the General Partners as such Limited Partner’s agent and true and lawful attorney to act on its behalf with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver and record or file as and where required:

(a)
the Declaration, any amendment to the Declaration and any other instrument required to qualify, continue and keep in good standing the Partnership as a limited partnership, or otherwise to comply with the laws of any jurisdiction in which the Partnership may carry on business or own or lease property in order to maintain the limited liability of the Limited Partners and to comply with the Applicable Law of such jurisdiction;

(b)	any instrument, and any amendment to the Declaration, necessary to reflect any amendment to this Agreement;

(c)	any instrument required to record with any governmental or regulatory authority the dissolution and termination of the Partnership; and

(d)
any instrument required in connection with any election that may be made under fiscal legislation in any jurisdiction in which the Partnership is carrying on business or where such Limited Partner resides.

The power of attorney granted herein is irrevocable and is a power coupled with an interest and extends to the successors and assigns of each Limited Partner. Each Limited Partner agrees to be bound by any representation or action made or taken by any of the General Partners pursuant to this power of attorney and hereby waives any and all defences which may be available to contest, negate or disaffirm the action of the General Partners taken in good faith under this power of attorney, provided that the General Partners do not incur any liability on behalf of, or take any action which may result in any liability to, such Limited Partner.

2.13	Unlimited Liability of General Partners

The General Partners shall have unlimited liability for the debts, liabilities and obligations of the Partnership and the General Partners shall be jointly and severally liable for all such debts, liabilities and obligations.

2.14	Limited Liability of Limited Partners

Subject to the provisions of the Act, the liability of each Limited Partner for the debts, liabilities and obligations of the Partnership at any relevant time shall be limited to such Limited Partner’s Capital Account at that time and any amount paid or required at such time to be paid by such Limited Partner as additional capital contributions to the Partnership pursuant to the terms hereof and such Limited Partner shall not be liable for any further claims, assessments or contributions to the Partnership.

2.15	Other Activities of Limited Partners

Each Limited Partner may hold an interest in any other limited partnership that holds property and carries on a business similar to or competitive with the business and properties of the Partnership and such Limited Partner shall not be required to account to or shall be liable to the General Partners or the Partnership by reason thereof; provided, however, that such Limited Partner shall not hold a general partnership interest in any such other limited partnership except where such Limited Partner has determined, acting reasonably, that to do so is necessary to preserve or protect its limited partnership interest in such other limited partnership.

2.16	Compliance with Applicable Laws

On request by the General Partners, each Limited Partner shall immediately execute such certificates and other instruments necessary to comply with any Applicable Law of any jurisdiction for the continuation and good standing of the Partnership.

2.17	Additional Covenants of the Limited Partners

(a)	Each Limited Partner shall during the term hereof maintain its existence as a validly constituted trust and shall remain a resident of Canada for purposes of the Income Tax Act (Canada).

(b)
Neither Limited Partner shall divulge, except to its agents and employees on a need to know basis or as required by law, the confidential business of the General Partners or of the Partnership. Information shall not be confidential for the purposes of this Section 2.17 if it becomes generally available to the public from a source other than such Limited Partner or becomes known to such Limited Partner from a source other than the General Partners or the other Limited Partner and their representatives provided that such source, so far as is known to such Limited Partner, is not bound by a contractual or other obligation of confidentiality to the General Partners, the other Limited Partner or the Partnership.

2.18	Survival of Representations, Warranties and Covenants

The representations, warranties and covenants contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the execution and delivery of this Agreement and shall continue for the applicable limitation period notwithstanding the execution and delivery of this Agreement nor any investigation made by on behalf of the Party entitled to the benefit thereof.

ARTICLE 3
CAPITAL CONTRIBUTIONS, HEDGING AND CAPITAL ACCOUNTS

3.1	Initial Capital Contributions

(a)	The initial capital contribution of the Avis General Partner was $1.00. The initial capital contribution of the STARS Limited Partner was $9.00.

(b)	The Budget General Partner made a capital contribution of $1.00 on November 30, 2004.

(c)
The Bay Street Limited Partner shall make a capital contribution of $128,900,000 on the date hereof. Notwithstanding any other provisions hereof, such capital contribution by the Bay Street Limited Partner shall not be deposited into the Vehicle Account and such capital contribution shall be distributed by the Partnership to the STARS Limited Partner on the date hereof as a return of capital.

3.2	Capital Contributions on January 8, 1998

On January 8, 1998:

(a)
the Avis General Partner made a capital contribution in an amount equal to 52.3% of the fair market value of the Purchased Assets on January 8, 1998 which was satisfied by the transfer from the Avis General Partner to the Partnership of Purchased Assets pursuant to the Assignment and Assumption Agreement; and

(b)
the STARS Limited Partner made a capital contribution in an amount equal to 47.7% of the fair market value of the Purchased Assets on January 8, 1998. Such capital contribution was made contemporaneously with the capital contribution of the Avis General Partner referred to in Section 3.2(a) and was satisfied by the delivery to or to the order of the Partnership of a certified cheque, bank draft or wire transfer. The Partnership used the STARS Limited Partner’s capital contribution to satisfy the cash portion of the purchase price of the Purchased Assets under the Assignment and Assumption Agreement.

3.3	Additional Capital Contributions

(a)
If there does not exist a Trigger Event which is continuing, the General Partners may call for additional capital contributions to the Partnership (a “Capital Call”) from the Limited Partners in an amount that does not exceed the Available Aggregate Call Amount by giving to each Limited Partner a notice in the form of the notice contained in Schedule G hereto (a “Capital Call Notice”), provided that no Capital Calls shall be made from a Limited Partner on or after a Funding Termination Event in respect of such Limited Partner. If the Capital Call is made prior to a Funding Termination Event in respect of each Limited Partner, each Limited Partner shall be required to contribute to the Partnership an amount equal to 50% of such Capital Call (provided that such required amount shall not exceed the Available Call Amount for such Limited Partner). If the Capital Call is made on or after a Funding

Termination Event in respect of one of the Limited Partners, the other Limited Partner shall be required to contribute to the Partnership an amount equal to 100% of such Capital Call (provided that such required amount shall not exceed the Available Call Amount for such Limited Partner). If a Limited Partner fails to contribute all or a portion of such required proportion of a Capital Call, the other Limited Partner may, but, subject to the preceding sentence, shall not be required to, contribute all or a portion of the amount such Limited Partner failed to contribute. A Capital Call shall be made solely for the purposes of (i) repaying to a General Partner any Temporary GP Contributions made by such General Partner or to refinance the acquisition by a General Partner of all or a portion of a Limited Partnership Interest pursuant to Section 8.4, (ii) funding purchases of Vehicles up to but not in excess of their Original Book Value, (iii) repaying to a General Partner a Payout Excess for such General Partner pursuant to subsection 3.3(f) and (iv) repaying to a General Partner a PNV Excess for such General Partner pursuant to subsection 5.4(d). Subject to subsections 3.3(f) and 5.4(d), a Capital Call must be not less than $5,000,000 and in increments of $100,000 above that amount. A Capital Call Notice must be delivered to each Limited Partner not later than 4:00 p.m. (Toronto time) on the second Business Day prior to the day (which must be a Business Day) when the additional capital contribution is to be paid. Each Limited Partner shall only be obligated to fund its relevant proportion of a Capital Call by issuing Notes or, in the case of the Bay Street Limited Partner, under its Liquidity Agreement, and shall deposit the proceeds of such issuance of Notes or, in the case of the Bay Street Limited Partner, such funding under its Liquidity Agreement, in immediately available funds, to the Vehicle Account not later than the close of business (Toronto time) on the date indicated in the Capital Call Notice. For greater certainty, the proceeds of any funding under a Liquidity Agreement that has been obtained to repay Notes of a Limited Partner shall not be deposited to the Vehicle Account. No more than five Capital Calls can be made in any calendar month, provided that one additional Capital Call may be made in any calendar month if requested by the General Partners and approved by each of the Limited Partners. A Capital Call for the purpose of repaying to a General Partner a Payout Excess for such General Partner pursuant to subsection 3.3(f) may only be made on a Remittance Date.

(b)
The balance of each Limited Partner’s Capital Account shall not at any time exceed an amount equal to the sum of $350,000,000 plus the aggregate Principal Amount of Bonds issued and outstanding by such Limited Partner at the time of determination.

(c)
Subject to subsection 5.4(c), for each Capital Call called from the Limited Partners, either General Partner shall make, simultaneously with the payment from the Limited Partners, a capital contribution by way of immediately available funds deposited to the Vehicle Account, such that, for each $1.00 called from the Limited Partners, such General Partner shall make a contribution of (i) $0.0930 where the $1.00 called from the Partners was used to fund (A) the purchase of Partnership Program Vehicles or (B) the repayment to such General Partner of that portion of any Temporary GP Contribution used to fund the purchase of Partnership Program Vehicles, and (ii) $0.1750 where the $1.00 called from the Partners was used to fund (A) the purchase of Partnership Non-program Vehicles or (B) the repayment to such General Partner of that portion of any Temporary GP Contribution used to fund the purchase of Partnership Non-program Vehicles. If a General Partner would be entitled to have repaid to it a Temporary GP Contribution or a PNV Excess at a time when such General Partner would be obligated to make a capital contribution pursuant to this subsection 3.3(c), such General Partner may credit its Temporary GP Contribution or PNV Excess against the capital contribution that it would otherwise be obligated to make.

(d)
Each General Partner may in its discretion, at any time, make additional capital contributions to the Partnership, including capital contributions credited to a General Partner as consideration for sales made by such General Partner pursuant to a Licensee Vehicle Assignment Agreement.

(e)
Either General Partner shall contribute at all times up to and including the day of occurrence of a Trigger Event, but not after such day, sufficient capital to the Partnership from time to time by way of additional capital contribution so that the aggregate of the General Partners’ Capital Accounts for the General Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time) shall be equal to at least the product of (A) the sum of (X) the product of 9.30% and the percentage of Partnership Vehicles that are Partnership Program Vehicles, (Y) the product of 9.30% and the percentage of Partnership Vehicles that are Program Negotiation Vehicles and (Z) the product of 17.50% and the percentage of Partnership Vehicles that are Partnership Non-program Vehicles times (B)  the total capital of the Partnership other than capital contributed by the Partners pursuant to Section 4.8 and Excluded Capital, such product being referred to in this Agreement as the “General Partners’ Capital Commitment”.

(f)
If (i) any distribution or distributions are made to the Limited Partners in any Remittance Period pursuant to paragraph 4.7(b)(vi) and (ii) no Trigger Event has occurred and is continuing, on the next occurring Remittance Date after such Remittance Period, the General Partners may make a Capital Call on the Limited Partners (such Capital Call, as between the Limited Partners, to be effected in accordance with subsection 3.3(a)) for an amount equal to the amount that would have been distributed to the General Partners pursuant to paragraph 4.7(b)(vi) had the amount of such distribution or distributions been made to all Partners pro rata according to their respective Funded Amounts at the time of such distribution or distributions (the “Payout Excess”) and the proceeds may be used to distribute to the General Partners an amount equal to the Payout Excess, provided that following such distribution to the General Partners the aggregate balance of the General Partners’ Capital Accounts shall continue to be equal to or greater than the General Partners’ Capital Commitment.

(g)
If the purchase price under any Licensee Vehicle Assignment Agreement where the vendor is a General Partner is increased pursuant to Section 2.2 thereof, the relevant General Partner shall be deemed to have made an additional capital contribution as of the date of such Licensee Vehicle Assignment Agreement in an amount equal to such increase. For greater certainty, the Partnership shall not be required to pay any cash amounts to a General Partner in respect of any such increase in purchase price and the Limited Partners shall not make any additional capital contributions in respect of any such increase in purchase price.

3.4	Hedging Transactions

After being advised by a Limited Partner in writing at any time that the effective rate of interest on the Notes issued by such Limited Partner or funding obtained by such Limited Partner under its Liquidity Agreement exceeds 8% per annum, the General Partners shall promptly, and in any event within two Business Days cause the Partnership to enter into Hedging Transactions to ensure that, after giving effect to such Hedging Transactions, the effective interest rate on the Notes issued or such funding obtained by the Limited Partners after the occurrence of a Trigger Event shall not exceed 10% per annum. The General Partners may cancel one or more Hedging Transactions and enter into one or more new Hedging Transactions; provided, however, that the cancellation of any Hedging Transactions and the entering into of any new Hedging Transactions does not cause the effective interest rate on the Notes issued or such funding obtained by the Limited Partners to exceed 10% per annum after the occurrence of a Trigger Event. Each Hedging Transaction that the Partnership is to enter into under this Section 3.4 must be approved by the STARS Securitization Agent, the Bay Street Securitization Agent and the Rating Agency. The General Partners shall be responsible for all costs and expenses associated with all such Hedging Transactions and the counterparty to all such Hedging Transactions shall have a long-term debt rating of at least AA (low) or an equivalent rating from the Rating Agency or an equivalent rating from Moody’s and S&P or such lower rating as the Rating Agency may approve.

3.5	Capital Accounts

(a)	The General Partners will establish separate accounts on the books of the Partnership for each Limited Partner’s Capital Account and each General Partner’s Capital Account.

(b)	As used herein, “General Partner’s Capital Account” means, for each General Partner, at any time, the amount, if any, by which the aggregate dollar value of:

(i)
the cash and other consideration that has been contributed pursuant hereto by such General Partner to the Partnership as capital at or prior to such time, including capital contributions credited to a General Partner as consideration for sales made by such General Partner pursuant to a Licensee Vehicle Assignment Agreement, and

(ii)	any amount allocated to such General Partner from Net Income in respect of any Settlement Period at or prior to that time,

exceeds the aggregate of

(iii)	the cash that has been distributed to such General Partner at or prior to such time,

(iv)	any amount allocated to such General Partner from Net Loss in respect of any Settlement Period at or prior to such time, and

(v)
the portion of any amount distributed to the Limited Partners at or prior to such time pursuant to subparagraphs 4.6(c)(viii) and 4.7(b)(vii)(C) as allocated between the General Partners by the General Partners;

and “General Partners’ Capital Accounts” means the General Partner’s Capital Accounts for all General Partners.

(c)	As used herein, “Limited Partner’s Capital Account” means, for each Limited Partner, at any time, the amount, if any, by which the aggregate of:

(i)	the cash that has been contributed pursuant hereto by such Limited Partner to the Partnership as capital at or prior to such time, plus

(ii)	any amount allocated to such Limited Partner from Net Income in respect of any Settlement Period at or prior to that time, plus

(iii)	any amount by which the aggregate of the amounts by which each General Partner’s Capital Account is reduced at or prior to such time as set out in subsection 3.5(b)(v),

exceeds the aggregate of

(iv)	the cash that has been distributed to such Limited Partner at or prior to such time, plus

(v)	the portion of any amount allocated to such Limited Partner from Net Loss in respect of any Settlement Period at or prior to such time;

and “Limited Partners’ Capital Accounts” means the Limited Partner’s Capital Accounts for all Limited Partners.

3.6	Capital Commitments to Be Ongoing

No Partner will have any right to withdraw any amount or receive any distribution from the Partnership except as expressly provided for in this Agreement.

3.7	No Interest Payable on Accounts

No Partner will have the right to receive interest on any credit balance in its Capital Account. No Partner shall be liable to pay interest to the Partnership on any capital returned to such Partner or on any negative balance in its Capital Account.

3.8	Negative Balance of Capital or in Capital Accounts

The interest of a Partner in the Partnership will not terminate by reason of there being a negative or zero balance in such Partner’s Capital Account.

3.9	Licensee Vehicles

(a)
Any Capital Calls made by the General Partners for the purpose of funding the purchase by the Partnership of Licensee Vehicles which are owned or which were previously owned by any one Licensee or its Affiliates with an aggregate purchase price in the amount of $20,000,000 or more shall be subject to the satisfaction of the conditions precedent set forth in Schedule I.

(b)
All purchases by the Partnership of Licensee Vehicles shall be pursuant to a Licensee Vehicle Assignment Agreement. The General Partners shall provide a copy of each Licensee Vehicle Assignment Agreement to the Rating Agency and each Securitization Agent forthwith after the execution thereof.

ARTICLE 4
CASH MANAGEMENT, DISTRIBUTIONS AND INCOME ALLOCATIONS

4.1	Estimation Report

Not later than 12:00 noon (Toronto time) on each Estimation Date, the General Partners shall provide to each Limited Partner an Estimation Report in respect of the Settlement Period commencing on the Estimation Date containing (a) the General Partners’ best estimates of Rental Revenues, Expenses, Depreciation and Net Loss on Dispositions (if any) for such Settlement Period, (b) each Limited Partner’s best estimate of the Funding Required Amount in respect of the Notes and Bonds issued or funding obtained by it under its Liquidity Agreement for such Settlement Period, and (c) the amount of the Estimation Reserve for such Settlement Period.

4.2	Payout Report

Not later than 12:00 noon (Toronto time) on each Payout Reporting Date, the General Partners shall provide to each Limited Partner a Payout Report setting out the amount of funds that the General Partners have determined are to be distributed by the Partnership to the Limited Partners from the Vehicle Account (including all proceeds from the issuance of Bonds by a Limited Partner) on such Payout Date in accordance with Section 4.7 and used by the Limited Partners to repay Notes or make distributions under its Liquidity Agreement.

4.3	Settlement Report, Estimates and Determinations

(a)
Not later than 12:00 noon (Toronto time) on each Settlement Date, the General Partners shall provide to each Limited Partner a Settlement Report containing the Rental Revenues, Expenses, Depreciation, Proceeds of Dispositions, Loss on Dispositions (if any) and Gain on Dispositions (if any) in respect of the related Settlement Period, and the aggregate Funding Discount Amount for each Limited Partner and the aggregate Bond Interest Amount for all series of Bonds, in each case for the Remittance Period ending in the current Settlement Period. No later than 3:00 p.m. (Toronto time) on the Business Day prior to the Settlement Date, (i) the STARS Limited Partner shall give notice to the General Partners for inclusion in the Settlement Report of the Funding Discount Amount for the Notes issued by the STARS Limited Partner and the aggregate Bond Interest Amount for all series of Bonds issued by the STARS Limited Partner, in each case for the Remittance Period ending in the current Settlement Period and the Utilization Fee for the STARS Limited Partner for such Remittance Period and (ii) the Bay Street Limited Partner shall give notice to the General Partners for inclusion in the Settlement Report of the aggregate Funding Discount Amount for the Bay Street Limited Partner and the aggregate Bond Interest Amount for all series of Bonds issued by the Bay Street Limited Partner, in each case for the Remittance Period ending in the current Settlement Period and the Utilization Fee of the Bay Street Limited Partner for such Remittance Period. The Funding Discount Amount provided by each Limited Partner shall be calculated using an estimate of the applicable funding costs, if necessary, for the remaining days in such Remittance Period; provided, however, that each calculation of the Funding Discount Amount for the following Remittance Period shall be adjusted as provided in subsection 4.3(b).

(b)
As part of the notice given by each Limited Partner pursuant to subsection  4.3(a), each Limited Partner shall, if such Limited Partner used an estimate of the Funding Discount Amount pursuant to subsection 4.3(a) with respect to the immediately preceding Remittance Period, compute the actual Funding Discount Amount for such Remittance Period, and (i) if the actual Funding Discount Amount so computed is greater than the estimated Funding Discount Amount for such immediately preceding Remittance Period, the Funding Discount Amount for the current Remittance Period shall be increased by the amount of such difference, and (ii) if the actual Funding Discount Amount so computed is less than the estimated Funding Discount Amount for such immediately preceding Remittance Period, the Funding Discount Amount for the current Remittance Period shall be decreased by the amount of such difference.

(c)
Within the first two Business Days of each calendar month, each Limited Partner shall provide to the General Partners a determination of the Funding Discount Amount for the Notes issued or funding obtained by such Limited Partner under its Liquidity Agreement and the aggregate Bond Interest Amount for all series of Bonds issued by such Limited Partner, in each case for the preceding Settlement Period.

4.4	Collections of Rental Revenues

Subject to the following sentence, the General Partners shall deposit all Rental Revenues into the Rental Account as promptly as possible upon receipt, and, in any event, no later than the first Business Day following receipt. So long as no Trigger Event has occurred and is continuing, notwithstanding the foregoing sentence, the General Partners may make a single deposit of Rental Revenues into the Rental Account no later than 12:00 noon (Toronto time) on each Remittance Date. All deposits of Rental Revenues into the Rental Account shall be in immediately available funds.

4.5	Prepayments

So long as the General Partners are entitled to remit Rental Revenues on a monthly basis, as opposed to a daily basis, pursuant to Section 4.4, the General Partners shall deposit (a) into the Rental Account (i) on each Estimation Date, an amount equal to two-thirds of the sum of the estimated Funding Required Amount and the Estimation Reserve contained in the most recently delivered Estimation Report and (ii) on each Remittance Date, an amount equal to one-third of the sum of the estimated Funding Required Amount and Estimation Reserve contained in the current Estimation Report (any such deposit on either an Estimation Date or a Remittance Date being referred to herein as a “Rental Account Prepaid Amount”) and (b) into the Vehicle Account (i) on each Estimation Date, an amount equal to two-thirds of the sum of the estimated Depreciation and Net Loss on Dispositions (if any) contained in the most recently delivered Estimation Report and (ii) on each Remittance Date, an amount equal to one-third of the sum of the estimated Depreciation and Net Loss on Dispositions (if any) contained in the current Estimation Report

(any such deposit on either an Estimation Date or a Remittance Date being referred to herein as a “Vehicle Account Prepaid Amount”); provided, however, that no such deposit shall be required to be made into the Rental Account or the Vehicle Account on a Remittance Date to the extent that the amount which would otherwise be required to be deposited has been reserved pursuant to subparagraph 4.6(c)(vi) or subparagraph 4.7(b)(vii)(D), respectively.

4.6	Rental Account

(a)
The Avis General Partner has opened and the General Partners will manage for and in the name of the Partnership at BMO account no. 0002-1314-711, hereinafter referred to as the “Rental Account”. All monies deposited to the Rental Account shall have the status of trust monies held for and on behalf of the Partnership and, for greater certainty, shall not be the property of any General Partner. BMO shall be required specifically to acknowledge that it has no right of set-off in respect of the Rental Account. The General Partners shall deposit all Rental Revenues as received to the Rental Account in accordance with Section 4.4. The General Partners shall deposit all Hedge Receipts as received to the Rental Account.

(b)
On the date hereof, the General Partners shall distribute cash from the Rental Account to the STARS Limited Partner in an amount equal to the aggregate of all accrued and unpaid Funding Discount Amounts and Utilization Fees, in each case in respect of all periods up to but excluding the date hereof.

(c)
Subject to Section 8.5, on each Remittance Date the General Partners (or the Additional General Partner if one has been appointed pursuant to Section 8.3) shall distribute cash from the Rental Account (including all cash transferred from the Vehicle Account to the Rental Account on such Remittance Date pursuant to subparagraph 4.7(b)(vii)(A) or (B)), as follows and in the following priority:

(i)	first, to pay the Expenses or to reimburse the General Partners with respect to amounts paid on account of the Expenses;

(ii)	second, on a pro rata basis in accordance with the respective amounts below:

(A)
to pay to each Limited Partner, the aggregate of (x) the Funding Discount Amount for such Limited Partner for the related Remittance Period, together with the amount (if any) representing the aggregate of the Funding Discount Amount for such Limited Partner for prior Remittance Periods not yet paid to such Limited Partner and (y) the Bond Interest Amount for all series of Bonds that have been issued by such Limited Partner and are outstanding for the related Remittance Period, together with the amount (if any) representing the aggregate of the Bond Interest Amount for all series of Bonds that have been issued by such Limited Partner and are outstanding for prior Remittance Periods not yet paid to such Limited Partner, on a pro rata basis based on the respective amounts required to be paid to each Limited Partner pursuant to this Section 4.6(c) on such Remittance Date; each Limited Partner shall allocate such aggregate amount received by it to clauses (x) and (y) on a pro rata basis based on the respective amounts of clauses (x) and (y), and the amount allocated to clause (y) shall be deposited by such Limited Partner into the Interest Funding Account for the relevant series of Bonds; and

(B)	to the extent not paid by the General Partners as required pursuant to Section 3.4, to pay to Hedge Counterparties any Hedge Payables;

(iii)
third, to pay to each Limited Partner its Utilization Fee for such Remittance Period, together with the amount (if any) representing the Utilization Fees in respect of prior Remittance Periods not yet paid to such Limited Partner, on a pro rata basis based on the respective amounts of unpaid Utilization Fees owing to each Limited Partner on such Remittance Date;

(iv)
fourth, if the Settlement Report for the prior Settlement Period indicates that Depreciation for such Settlement Period is greater than the estimate of Depreciation contained in the Estimation Report for the same period, an amount equal to such excess shall be transferred to the Vehicle Account;

(v)
fifth, if the Settlement Report for the prior Settlement Period indicates that Loss on Dispositions (if any) less Gains on Dispositions (if any) for such Settlement Period exceeds the Net Loss on Dispositions (if any) contained in the Estimation Report for the same period, the amount of such excess shall be transferred to the Vehicle Account;

(vi)
sixth, (A) an amount equal to the Rental Account Prepaid Amount deposited by the General Partners into the Rental Account on the immediately preceding Estimation Date and (B) an amount equal to the Rental Account Prepaid Amount required to be deposited by the General Partners into the Rental Account on such Remittance Date, will be reserved in the Rental Account for distribution on the following Remittance Date in accordance with this subsection 4.6(c);

(vii)	seventh, an amount equal to the Vehicle Account Prepaid Amount to be paid by the General Partners on such Remittance Date shall be transferred to the Vehicle Account;

(viii)
eighth, if there are insufficient funds in the Vehicle Account to satisfy the payment to be made to the Limited Partners pursuant to Section 4.7(b)(iv), then all remaining amounts in the Rental Account will be transferred to the Vehicle Account and used to make such payment, and the aggregate amount of the General Partners’ Capital Accounts shall be reduced by the amount of such payment with the specific amount of the reduction of each General Partner’s Capital Account being allocated between the General Partners by the General Partners;

(ix)	ninth, to the extent not paid by the General Partners as required pursuant to Section 3.4, to pay to Hedge Counterparties any Hedge Unwinding Costs; and

(x)	last, to pay to the General Partners the balance on a pro rata basis based on the amounts in their respective Capital Accounts at such time.

(d)
Notwithstanding subsection 4.6(c), insofar as Expenses consist of VAT payable upon the purchase of Partnership Vehicles, the General Partners shall pay such Expenses directly from the VAT Account when the VAT Account is not commingled with the Rental Account or from the Rental Account when the Rental Account and the VAT Account are commingled, or may first transfer the necessary amounts from the Rental Account or the VAT Account, as the case may be, to the Vehicle Account to be remitted with the purchase of new Vehicles.

4.7	Vehicle Account

(a)
The Avis General Partner has opened and the General Partners will manage for and in the name of the Partnership at BMO account no. 0002-1314-703, hereinafter referred to as the “Vehicle Account”. All monies deposited to the Vehicle Account shall have the status of trust monies held for and on behalf of the Partnership and, for greater certainty, shall not be the property of any General Partner. BMO shall be required specifically to acknowledge that it has no right of set-off in respect of the Vehicle Account. There shall be deposited directly to the Vehicle Account (i) all Proceeds of Disposition and (ii) all capital contributions of the Partners in the form of cash and all proceeds of all issuances of Bonds (which shall be deemed to be a capital contribution by the relevant Limited Partner).

(b)	Subject to Section 8.5, the General Partners (or the Additional General Partner if one has been appointed pursuant to Section 8.3) shall distribute cash from the Vehicle Account as follows:

(i)	to pay to a General Partner from time to time an amount equal to any Temporary GP Contributions made by such General Partner which have not been previously repaid;

(ii)	to pay a General Partner from time to time an amount equal to any PNV Excess for such General Partner which has not been previously repaid;

(iii)	to pay Approved Dealers, a General Partner or Avis or Budget System Members from time to time for Vehicles purchased for the Partnership;

(iv)
on each Remittance Date after the occurrence of the Accumulation Date or the Controlled Amortization Date, as applicable, in respect of a series of Bonds, the Bond Payment Amount for such series of Bonds shall be distributed to the relevant Limited Partner and deposited by such Limited Partner into the Principal Funding Account for such series of Bonds;

(v)
on each Payout Date that is the date on which a series of Bonds has been issued, all proceeds from such issuance of Bonds deposited to the Vehicle Account shall be distributed to the Limited Partners on a pro rata basis based on the outstanding Funding Amount for each Limited Partner (excluding any amounts funded through the issuance of Bonds) on such Payout Date;

(vi)
on each Payout Date that is not (i) the date hereof, (ii) the date on which a series of Bonds has been issued or (iii) a Payout Date for which any related Deficit Bond Accumulation Amount or Deficit Controlled Amortization Amount, as applicable, in respect of a series of Bonds is greater than zero, and for which the General Partners have specified that they have determined, acting reasonably, that some or all of the cash in the Vehicle Account will not be required to fund the purchase of Vehicles required to be paid for in the Settlement Period in which the Payout Date occurs and that the General Partners desire that such cash be distributed to the Limited Partners, such cash shall be distributed to the Limited Partners on a pro rata basis based on the outstanding Funding Amount for each Limited Partner (excluding any amounts funded through the issuance of Bonds) on such Payout Date; provided, however, that such payments shall be limited to an amount that does not result in a Limited Partner’s Funded Amount being less than the aggregate Bond Outstanding Amount for all series of Bonds issued by it, after giving effect to such distributions, the Limited Partner’s Funded Amount of a Limited Partner shall not be less than zero and the STARS Limited Partner shall not be paid an amount in excess of the STARS Limited Partner’s Funded Amount that has been funded through the issuance of Notes maturing on such Payout Date; for greater certainty, the amount paid to the Bay Street Limited Partner shall not exceed its pro rata share on the basis described above;

(vii)	on each Remittance Date, in the priority set out below:

(A)
first, if the Settlement Report for the prior Settlement Period indicates that Depreciation for such Settlement Period is less than the estimate of Depreciation contained in the Estimation Report for the same period, an amount equal to such deficiency shall be transferred to the Rental Account;

(B)
second, if the Settlement Report for the prior Settlement Period indicates that Loss on Dispositions (if any) less Gains on Dispositions (if any) for such Settlement Period is less than the Net Loss on Dispositions contained in the Estimation Report for the same period, the amount of such deficiency shall be transferred to the Rental Account;

(C)
third, if after the transfer of amounts from the Vehicle Account to the Rental Account pursuant to subparagraphs 4.7(b)(vii)(A) and (B), there are insufficient funds in the Rental Account to satisfy the payments to be made to the Limited Partners pursuant to paragraph 4.6(c)(ii), then any cash in the Vehicle Account will be transferred to the Rental Account and used to make such payments, and the aggregate amount of the General Partners’ Capital Accounts shall be reduced by the amount of such payments with the specific amount of the reduction of each General Partner’s Capital Account being allocated between the General Partners by the General Partners;

(D)
fourth, (x) an amount equal to the Vehicle Account Prepaid Amount deposited by the General Partners into the Vehicle Account on the prior Estimation Date and (y) an amount equal to the Vehicle Account Prepaid Amount required to be deposited by the General Partners into the Vehicle Account on such Remittance Date, will be reserved in the Vehicle Account for distribution on the following Remittance Date in accordance with this subsection 4.7(b); and

(E)
fifth, provided that each of the Deficit Bond Accumulation Amount and the Deficit Controlled Amortization Amount is equal to zero, if the General Partners determine, acting reasonably, that some or all of the balance of the cash in the Vehicle Account will not be required to fund the purchase of Vehicles required to be paid for in the Settlement Period in which the Remittance Date occurs, the amount of such cash as allocated between the General Partners by the General Partners shall be paid to each General Partner as a return of capital to the extent that such payment would not result in the aggregate balance in the General Partners’ Capital Accounts being reduced to an amount below the General Partners’ Capital Commitment.

4.8	VAT Account

The Avis General Partner has opened and the General Partners will manage for and in the name of the Partnership at BMO account no. 0002-1314-690, hereinafter referred to as the “VAT Account”. All monies deposited to the VAT Account shall have the status of trust monies held for and on behalf of the Partnership and, for greater certainty, shall not be property of any General Partner. BMO shall be required specifically to acknowledge that it has no right of set-off in respect of the VAT Account. The General Partners shall deposit to the VAT Account all amounts collected by the Partnership on behalf of a governmental authority in respect of VAT as a result of the rental or sale of Vehicles by the Partnership or the provision of any other goods or services by the Partnership and any amount received by the Partnership from a governmental authority as a refund of VAT. The General Partners shall be entitled to disburse from the VAT Account any amount owed to a governmental authority in respect of VAT collected by the Partnership and any amount owed to a Person as VAT in respect of the purchase of Vehicles or any other goods or services acquired by the Partnership. If there are insufficient funds in the VAT Account to fund any required remittance or payment of VAT and there has not occurred a Trigger Event which is continuing, the General Partners may, at the same time as a Capital Call referred to in paragraph 3.3(a)(ii), require each Limited Partner to make a capital contribution equal to that Limited Partner’s share of such shortfall (calculated, as between the General Partners and the Limited Partners, pro rata based on the portion of the Funded Amount attributable to the General Partners, on the one hand, and the Limited Partners, on the other hand, and as between the Limited Partners, to be effected in accordance with subsection 3.3(a)) provided that the General Partners make a capital contribution at the same time in an amount equal to their share of such shortfall, with each General Partner contributing to such shortfall on a basis to be determined by the General Partners. If a

Trigger Event has occurred and is continuing, the General Partners shall be solely responsible for making capital contributions to the VAT Account to cover any shortfall. The General Partners shall cause the Partnership to return to the Partners in cash all amounts so contributed on the earliest Remittance Date from amounts deposited into the VAT Account, including in respect of input tax credits claimed by the Partnership; all such amounts shall be distributed to the Limited Partners on a pro rata basis based on the outstanding Funded Amount for each Limited Partner (excluding any amounts funded through the issuance of Bonds) until such time as each Limited Partner has had returned to it all amounts contributed by it pursuant to this Section 4.8. Provided that a Trigger Event has not occurred and is continuing, the funds to be deposited into the VAT Account may be co-mingled with the funds deposited into the Rental Account and/or the Vehicle Account, subject to the maintenance of separate accounting records in respect of each of the VAT Account, the Rental Account and the Vehicle Account.

4.9	Eligible Investments

Pending the distribution required or allowed herein, the General Partners may use funds in the Rental Account, the Vehicle Account and the VAT Account to purchase Eligible Investments for the Partnership. The General Partners agree to ensure that amounts on deposit in such accounts shall be available in same day funds on the Business Day immediately preceding each Remittance Date (except that any amounts used to purchase Eligible Investments issued by BMO shall be available in same day funds on the Remittance Date).

4.10	Periodic Allocation of Net Income

Net Income in respect of any Settlement Period will be allocated as at the end of such period as follows:

(a)
first, where an amount of Net Loss has previously been allocated to a Limited Partner and has not been recovered by such Limited Partner pursuant to the operation of this provision, to such Limited Partner, provided that if both Limited Partners have not recovered previously allocated Net Losses, Net Income allocated pursuant to this subsection 4.10(a) shall be allocated as between the Limited Partners, for each period in respect of which Net Losses were previously allocated and commencing with the earliest of such periods, on the same basis as the related Net Losses were allocated between the Limited Partners for each of such periods;

(b)
second, where an amount of Net Loss has previously been allocated to a General Partner and has not been recovered by such General Partner pursuant to the operation of this provision, to such General Partner, provided that if both General Partners have not recovered previously allocated Net Losses, Net Income allocated pursuant to this subsection 4.10(b) shall be allocated as between the General Partners on the same basis as the related Net Losses were allocated between the General Partners at the time that such Net Losses were allocated;

(c)
third, to the Limited Partners up to the cumulative amount distributed to the Limited Partners pursuant to subsections 4.6(c) and 4.6(c)(ii) to the extent not previously allocated to the Limited Partners pursuant to the operation of this provision; and

(d)	fourth, to the General Partners as to the remainder on the following basis:

(i)
each of the General Partners will receive an amount equal to a 15% annualized rate of return computed on a monthly basis based upon the then current amount of their respective General Partner’s Capital Account (the “Notional Return”), provided that if there is insufficient Net Income to generate such return, then each General Partner will receive Net Income on a pro rata basis based upon the relative amount of such General Partner’s Capital Account to the General Partners’ Capital Accounts; and

(ii)	the remainder to each General Partner on a pro rata basis based upon the Relative Revenue Contribution of such General Partner for such Settlement Period.

4.11	Periodic Allocation of Net Loss

Net Loss in respect of any Settlement Period will be allocated as at the end of such period as follows:

(a)	first, to the General Partners up to a maximum amount equal to the aggregate of:

(i)	the aggregate Capital Accounts of the General Partners immediately prior to the end of the related Settlement Period, and

(ii)
the aggregate of any amounts that the General Partners contribute to the Partnership as capital (other than such amounts that have already been included in (i) above) on or before the Remittance Date in respect of the related Settlement Period to cover the Net Loss in respect of the related Settlement Period;

with such amount being allocated as between the General Partners on the basis that each General Partner will receive its allocation in accordance with the following formula:

((A + B + C) x D) — B

where:

A = the GP Losses for such Settlement Period

B = such General Partner’s Notional Return for such Settlement Period

C = the other General Partner’s Notional Return for such Settlement Period

D = the Relative Revenue Contribution for such General Partner for such Settlement Period

(b)	second, to the Limited Partners as to the remainder, on a pro rata basis based on the amount of the Limited Partner’s Capital Account of each Limited Partner.

4.12	Fiscal Period Allocation of Net Income or Net Loss

Net Income or Net Loss in respect of any Fiscal Period will be allocated as at the end of such Fiscal Period as follows:

(a)	where the Partnership has earned Net Income in respect of the Fiscal Period, there shall be allocated to each General Partner or each Limited Partner, as the case may be, the amount by which

(i)	the aggregate of the amounts allocated to such Person pursuant to Section 4.10 in respect of Settlement Periods ending in the Fiscal Period exceeds

(ii)	the aggregate of the amounts allocated to such Person pursuant to Section 4.11 in respect of Settlement Periods ending in the Fiscal Period,

but the aggregate amount so allocated shall not exceed the Net Income in respect of such Fiscal Period; and

(b)	where the Partnership has realized Net Loss in respect of the Fiscal Period, there shall be allocated to each General Partner or each Limited Partner, as the case may be, the amount by which

(i)	the aggregate of the amounts allocated to such Person pursuant to Section 4.11 in respect of Settlement Periods ending in the Fiscal Period exceeds

(ii)	the aggregate of the amounts allocated to such Person pursuant to Section 4.10 in respect of Settlement Periods ending in the Fiscal Period,

but the aggregate amount so allocated shall not exceed the Net Loss in respect of such Fiscal Period.

Where the Partnership has Net Income for a Fiscal Period, no loss shall be allocated to any Partner in respect of such Fiscal Period. Where the Partnership has Net Loss for a Fiscal Period, no income shall be allocated to any Partner in respect of such Fiscal Period.

4.13	Allocation of Taxable Income

Taxable Income in respect of any Fiscal Period will be allocated as at the end of such Fiscal Period as follows:

(a)	first, to each of the Limited Partners up to the amount of Net Income allocated to each of them in respect of the Fiscal Period pursuant to subsection 4.12(a); and

(b)	second, to the General Partners as to the remainder, on the following basis:

(i)
first, each of the General Partners will receive its Annual Notional Return, provided that if there is insufficient Taxable Income to generate such return, then each General Partner will receive Taxable Income on a pro rata basis based upon the relative amount of such General Partner’s Capital Account to the General Partners’ Capital Accounts; and

(ii)	second, to the Avis General Partner, an amount (the “Avis GP Adjustment”) equal to:

(A — B) x C

where:

A =	Avis Taxable Adjustment

B =	Amortized Avis Taxable Amount

C =	capital cost allowance rate for Class 16 as listed in Schedule II of regulations to the Income Tax Act (Canada)

provided that in respect of the Fiscal Period in which the Class 16 Date occurs the amount to the Avis General Partner hereunder shall be the Avis Taxable Adjustment less the sum of the amounts determined pursuant to subparagraph 4.13(b)(ii) for all prior Fiscal Periods and in respect of each Fiscal Period thereafter the amount to the Avis General Partner hereunder shall be nil; and

(iii)	the remainder to each General Partner on a pro rata basis based upon the Annual Relative Revenue Contributions of such General Partner for such Fiscal Period.

Where the Partnership has Taxable Income for a Fiscal Period, no loss shall be allocated to any Partner in respect of such Fiscal Period. Where the Partnership has Taxable Loss for a Fiscal Period, no income shall be allocated to any Partner in respect of such Fiscal Period.

4.14	Allocation of Tax Loss

Tax Loss in respect of any Fiscal Period will be allocated as at the end of such Fiscal Period as follows:

(a)	first, to each of the Limited Partners up to the amount of Net Loss allocated to each of them in respect of the Fiscal Period pursuant to subsection 4.12(b); and

(b)	second, as to the remainder, to each of the General Partners in accordance with the following formula:

The greater of nil and ((A + B + C) x D) —  E

where:

A =	the Tax Losses for such Fiscal Period which have not been allocated pursuant to subsection 4.14(a)

B =	the Avis General Partner’s Annual Notional Return for such Fiscal Period plus the Avis GP Adjustment

C =	the Budget General Partner’s Annual Notional Return for such Fiscal Period

D =	the Annual Relative Revenue Contribution for such General Partner for such Fiscal Period

E =	in respect of the Avis General Partner, B and, in respect of the Budget General Partner, C

Where the Partnership has Taxable Income for a Fiscal Period, no loss shall be allocated to any Partner in respect of such Fiscal Period. Where the Partnership has Taxable Loss for a Fiscal Period, no income shall be allocated to any Partner in respect of such Fiscal Period.

4.15	Certain Funds to be Held in Trust

In the event that the Partnership receives any amounts to which the Partnership is not entitled, the Partnership shall hold such amounts in trust for the Person who is entitled to such amounts free of any encumbrance and shall return such amounts to such Person as soon as reasonably practicable.

ARTICLE 5
BUSINESS AND OPERATIONS OF THE PARTNERSHIP

5.1	Authority of the General Partners

Except as otherwise provided herein, the General Partners are authorized to carry on the business of the Partnership, with full power and authority to administer, manage, control and operate the business of the Partnership, and have all power and authority to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed, agreement or document necessary for or incidental to carrying out the business of the Partnership for and on behalf of and in the name of the Partnership. No Person dealing with the Partnership will be required to inquire into the authority of the General Partners to do any act, take any proceeding, make any decision or execute and deliver any instrument, deed, agreement or document for and on behalf of or in the name of the Partnership.

5.2	Powers and Duties of General Partners

(a)
In managing the business and affairs of the Partnership, the General Partners shall utilize their own employees, business premises, owned or leased, and communications and computer systems and these shall not be, and shall not be held out to be, the employees, premises or systems of the Partnership.

(b)
The General Partners shall exercise their powers and discharge their duties under this Agreement honestly, in good faith and in the best interest of the Partnership and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances, but subject to the foregoing shall not be liable to the Limited Partners for any act, omission or error in judgment made in good faith.

(c)
Neither the General Partners nor any Affiliate of the General Partners shall carry on any activities outside the Partnership in a manner detrimental to the interests of the Partnership. Without limiting the generality of the foregoing, neither the General Partners nor any Affiliate of the General Partners shall, directly or indirectly own, invest in or operate a rental car business or businesses in Canada which compete with the car rental business of the Partnership provided that the Budget General Partner may have an interest in the Budget Vancouver licensee or such other entities that each Limited Partner approves, acting reasonably.

(d)
Unless a different standard is required by the terms of this Agreement, the General Partners shall manage the business and affairs of the Partnership in a manner consistent with the management by the Avis General Partner of its vehicle rental business prior to June 1, 2004.

(e)	Without limiting the generality of Section 5.1, the General Partners shall have the full power and authority to, and shall, on behalf and in the name of the Partnership:

(i)	acquire, insure and sell Vehicles;

(ii)	operate the Rental Account, the Vehicle Account and the VAT Account;

(iii)	pay the Expenses;

(iv)
commence or defend any action or proceeding in connection with the Partnership (but where such action involves Vehicle Rental Agreements, the General Partners may or may not, as appears more beneficial to the Partnership, commence and defend actions in the name of the Partnership);

(v)	file on behalf of the Partnership returns required by any governmental or like authority and make all related remittances and receive all related refunds and credits;

(vi)	maintain as valid and effective all registrations, qualifications, licences and permits necessary or desirable for the Partnership in the conduct of its business; and

(vii)	do such other things as are in furtherance of or incidental to the business of the Partnership or that are provided for in this Agreement.

(f)
The General Partners shall take all actions required to qualify, continue and keep in good standing the Partnership as a limited partnership and to maintain the limited liability of each Limited Partner in each jurisdiction where the Partnership may carry on business or own property and to cause the Partnership to be registered as a “motor vehicle dealer” in those provinces of Canada where it is necessary or advisable for the Partnership to be so registered.

(g)	The General Partners shall enter into Vehicle Rental Agreements in their own names on behalf of the Partnership as undisclosed principal.

(h)
The General Partners shall, (i) in the conduct of the affairs of the Partnership, put all Approved Dealers, Manufacturers and other Persons with whom the Partnership does business in its own name on notice that each Limited Partner is not liable for the obligations of the Partnership, and (ii) include in all Contracts entered into in the name of the Partnership a notice or other provision to the effect that the Partnership is a limited partnership (each of which conditions may be satisfied by contracting in the name of the Partnership as a limited partnership).

(i)
The General Partners shall ensure that at all times (i) at least 80% of the Partnership Vehicles are Partnership Program Vehicles, (ii) no more than 5% of the Partnership Vehicles are manufactured by Nissan and no more than 10% of the Partnership Vehicles are manufactured by Toyota, (iii) no more than 1% of the Partnership Vehicles are manufactured by any one Manufacturer other than Chrysler, Ford, GM or another Eligible Manufacturer, Nissan or Toyota, (iv) no more than 1% of the Partnership Vehicles are service vehicles, (v) no more than 1% of the Partnership Program Vehicles have been purchased from either a Nissan or Toyota Approved Dealer which has entered into a Repurchase Agreement pursuant to which such Vehicles may be repurchased, and (vi) the average Original Book Value of the Partnership Vehicles is not more than $40,000; for the purposes of this subsection 5.2(i), any reference to a particular percentage of Partnership Program Vehicles or Partnership Vehicles is a reference to a percentage of the aggregate of (i) the Current Book Value of such Vehicles and (ii) the amount of receivables from Eligible Manufacturers and Nissan and Toyota Approved Dealers then outstanding in respect of the repurchase of Partnership Program Vehicles or Partnership Vehicles, as the case may be, pursuant to Repurchase Agreements with such Eligible Manufacturers and Nissan and Toyota Approved Dealers.

(j)
in buying Vehicles for the Partnership, other than pursuant to the Assignment And Assumption Agreement, the General Partners shall (i) buy only Vehicles produced by Manufacturers and only of the current model year or the immediately preceding model year, (ii) buy Vehicles only from (A) Approved Dealers or Manufacturers or (B) Avis or Budget System Members or the General Partners pursuant to a Licensee Vehicle Assignment Agreement, (iii) buy from Manufacturers and Approved Dealers only new Vehicles and only against a Manufacturer’s invoice, (iv) buy from Avis or Budget System Members or the General Partners pursuant to a Licensee Vehicle Assignment Agreement only Vehicles that were new Vehicles when purchased by the relevant licensee and that have had no intermediate owners (except for the General Partners or Affiliates of the relevant Avis or Budget System Member) and in respect of which the Manufacturer’s invoice of the relevant licensee is delivered, (v) buy Vehicles from Avis or Budget System Members or pursuant to a Licensee Vehicle Assignment Agreement for a purchase price that is (A) in the case of Partnership Program Vehicles, equal to the depreciated value ascribed to each Vehicle as at the date of such purchase pursuant to the applicable Repurchase Agreement, with a reasonable allowance for age, mileage and damage to such Vehicle, and (B) in the case of Partnership Non-program Vehicles, the fair market value of each Vehicle (which shall approximate the original cash purchase price paid by the relevant Avis or Budget System Member for such Vehicle less depreciation at a rate in accordance with Canadian GAAP but in no event less than 2% per month applied on a straight line basis, with a reasonable allowance for age, mileage and damage to such Vehicle) and (vi) ensure that title to all Vehicles bought for the Partnership is registered in the name of either the Partnership or a General Partner in accordance with Section 2.6.

(k)
The General Partners covenant and agree that in operating the business of the Partnership they shall at all times in all material respects comply with and perform each term, condition, representation, warranty and covenant required to be complied with or performed by the lessor under each Vehicle Rental Agreement and will not take or omit to take any action that would cause any failure by the Partnership to so comply with and perform in all material respects each term, condition, representation, warranty and covenant required to be performed by the lessor under each Vehicle Rental Agreement.

(l)
The General Partners shall do or cause to be done all such acts and things as a reasonable and prudent operator of a Vehicle rental business would do in order to maintain, use, operate and manage the property, assets and undertaking of such business which are necessary or of advantage to the proper conduct of the business.

(m)
The General Partners shall at their own expense maintain the Partnership  Vehicles in good repair, working order and condition and, in the case of a Vehicle subject to a Repurchase Agreement, to the standard required by the relevant Repurchase Agreement.

(n)	The General Partners shall indemnify and hold harmless the Partnership against any obligation of the Partnership to reimburse a Manufacturer for any allowance or rebate paid by a Manufacturer to a General Partner in connection with the sale of Partnership Vehicles to the Partnership.

(o)
The General Partners shall at their own expense provide insurance for the business of the Partnership and for the Partnership Vehicles, in respect both of losses and third party liability, as set out in Schedule F and shall pay all premiums on such insurance on a timely basis and shall maintain fully funded all escrow or trust accounts required to be funded by the terms of such insurance. Third party underwriters of such insurance shall meet the credit standard set out in subsection 2.7(k). The General Partners shall indemnify and hold the Partnership harmless against all claims, losses and expenses within the deductible amounts (including, for greater certainty, self insured amounts) under such insurance policies.

(p)
Each General Partner shall continue to (i) self insure against the first $1,000,000 of claims relating to third party liability and collisions, (ii) at its own expense make such self insurance available to the Partnership and (iii)  maintain adequate reserves in respect of such self insurance.

5.3	Restrictions on Operations and Activities

The General Partners will manage and conduct all aspects of the day-to-day operations and other activities of the Partnership, subject, however, to the following restrictions:

(a)	the Partnership shall not have employees;

(b)	the Partnership shall not own or lease real property;

(c)	the Partnership shall not borrow money (although it may buy Vehicles on the ordinary payment terms of Approved Dealers or Manufacturers);

(d)
the Partnership shall not create, give or suffer to exist any mortgage, lien, charge, encumbrance or security interest over its assets except that it may give Qualified PMSI’s to Approved Dealers or Manufacturers;

(e)
the General Partners shall use all commercially reasonable efforts to ensure that Partnership Vehicles are not used (i) in any manner that would cause such Vehicles to become ineligible for repurchase under a Repurchase Agreement, (ii) in any manner that could subject such Vehicles to confiscation, or (iii) for any illegal purposes; and

(f)
the Partnership’s sole assets shall be (i) cash and Eligible Investments in the Rental Account, the Vehicle Account and the VAT Account, (ii) receivables from credit card issuers, the General Partners, Vehicle rental customers, Manufacturers and governmental authorities, (iii) Vehicles, (iv) Vehicle Rental Agreements, (v) Repurchase Agreements and agreements that would constitute Repurchase Agreements except for the fact that they have not been approved in writing by the Rating Agency, (vi) contractual rights to buy Vehicles from Approved Dealers, and (vii) insurance policies.

5.4	Program Negotiation Vehicles

(a)
It is recognized that the Partnership may purchase between October 1 in any year and March 31 of the following year Vehicles of the upcoming model year manufactured by an Eligible Manufacturer whose current model year Vehicles are subject to a Repurchase Agreement and from whom the Partnership has received (i) a letter of undertaking stating that the Eligible Manufacturers will repurchase Vehicles of the upcoming model year sold by such Eligible Manufacturer to the Partnership which qualify for repurchase pursuant to a Repurchase Agreement with such Eligible Manufacturers the terms of which are in the process of being finalized and (ii) a draft of the repurchase agreement for the upcoming model year which the Eligible Manufacturer has indicated it is willing to enter into. Such Vehicles are referred to herein as “Program Negotiation Vehicles”. The General Partners

shall deliver a signed copy of any such letter of undertaking to each Securitization Agent and the Rating Agency as soon as reasonably practicable and, in any event, prior to the Partnership purchasing Program Negotiation Vehicles from the relevant Eligible Manufacturer.

(b)
Subject to the following sentence, Program Negotiation Vehicles shall be deemed to be Partnership Program Vehicles for the purposes of subsection 5.2(i) hereof and the definition of “Depreciation”. If a Repurchase Agreement between the Partnership and an Eligible Manufacturer in respect of vehicle models for a particular year is not entered into by February 28 of such year or, if such Repurchase Agreement has been entered into by February 28 of such year but the Rating Agency has notified the Partnership in writing within 30 days of receipt of a signed copy of such Repurchase Agreement that it is not satisfied with the terms and conditions of such Repurchase Agreement, then thereafter for all purposes hereof all of the Partnership Vehicles covered by such Repurchase Agreement shall be deemed to be Partnership Non-program Vehicles.

(c)
When and to the extent the General Partners make a Capital Call for the purpose of funding the purchase of Program Negotiation Vehicles, for every $1.00 called from the Partners, any General Partner must make, simultaneously with the payment from the Limited Partners, an additional capital contribution by way of immediately available funds deposited to the Vehicle Account of $0.0930.

(d)
If a Repurchase Agreement between the Partnership and an Eligible Manufacturer in respect of vehicle models for a particular year is entered into prior to February 28 of such year and the Rating Agency has not notified the Partnership in writing within 30 days of receipt of a signed copy of such Repurchase Agreement that it is not satisfied with the terms and conditions of such Repurchase Agreement, then thereafter for all purposes hereof the Partnership Vehicles covered by such Repurchase Agreement shall be deemed to be Partnership Program Vehicles and the relevant General Partner shall be entitled to a distribution from the Partnership of the amount, without interest, by which its additional capital contribution in respect of the Program Negotiation Vehicles was greater than it would have been had such Vehicles been Partnership Program Vehicles when purchased (the “PNV Excess”). For the purpose of making a distribution under this subsection 5.4(d), the General Partners may, if there exists no Trigger Event which is continuing, make a Capital Call on each Limited Partner for an amount up to the PNV Excess (such Capital Call, as between the Limited Partners, to be effected in accordance with subsection 3.3(a)) and the proceeds may be used to distribute to the relevant General Partner an amount equal to the PNV Excess for such General Partner provided that the aggregate balance in the General Partners’ Capital Accounts shall continue to be equal to or exceed the General Partners’ Capital Commitment. For greater certainty, this subsection 5.4(d) does not increase the number of times (five per calendar month) when the Limited Partners may be called upon to make Capital Calls. A Repurchase Agreement entered into by the Partnership after the occurrence of a Trigger Event which is continuing shall not be effective for the purposes of this subsection 5.4(d) unless it shall have been approved by the Rating Agency, the Bay Street Securitization Agent and the STARS Securitization Agent.

5.5	Commingling of Partnership Assets

Subject to any monthly remittance of Rental Revenues pursuant to Section 4.4, the funds and assets of the Partnership shall not be commingled with the funds or assets of any other Person (including those of the General Partners).

5.6	Fees of the General Partners

The General Partners shall not be entitled to any fees as general partners of the Partnership. As compensation for managing the Partnership and providing certain products and services, the General Partners shall receive the Net Income allocated to them in accordance with Section  4.10.

5.7	Written-Off or Salvage Partnership Vehicles

The General Partners hereby covenant and agree that if any Partnership Vehicle is damaged, whether by theft, fire, accident or act of God, and (a) the extent of such damage results in the value of such Partnership Vehicle being less than the Current Book Value thereof and (b) as a result of such damage such Partnership Vehicle is no longer able to generate Rental Revenue, one of the General Partners shall make a cash capital contribution in an amount equal to the Current Book Value of such Partnership Vehicle. Such capital contribution shall be effected by such General Partner depositing such amount to the Vehicle Account no later than the next occurring Remittance Date.

ARTICLE 6
BOOKS AND RECORDS AND PROVISION OF INFORMATION

6.1	Books of Account

The General Partners will keep and maintain full, complete and accurate books of account and records of the business of the Partnership. The Partnership books shall be kept at the principal office from time to time of the Avis General Partner. During the existence of the Partnership and for a period of three years thereafter, such books of account and records shall be made available for inspection by each Limited Partner or its duly authorized representatives during normal business hours at the principal office of the Avis General Partner.

6.2	Annual Report and Income Tax Information

(a)	In addition to the reports required by Article 4, within 60 days after the end of each Fiscal Period, the General Partners shall deliver to each Limited Partner:

(i)	an annual report in respect of such Fiscal Period containing:

(A)
unaudited financial statements of the Partnership as at the end of, and for, such Fiscal Period (prepared in accordance with Canadian GAAP except as otherwise required by the terms of this Agreement), with comparative financial statements as at the end of, and for, the immediately preceding Fiscal Period, if any, containing a balance sheet, a statement of income, a statement of changes in financial position and a statement of Partner’s equity;

(B)	a report on allocations and distributions to Partners; and

(C)	such other information as in the opinion of the General Partners is material to the business of the Partnership; and

(ii)
information concerning the amount of Taxable Income or Tax Loss and credits and charges to capital accounts allocated to each Limited Partner and such other information as is necessary to enable such Limited Partner to file income tax returns and partnership returns with respect to such Limited Partner’s income or loss from the Partnership in respect of such Fiscal Period.

(b)
Within 105 days of the end of each Fiscal Period, the General Partners shall deliver to each Limited Partner the statements referred to in subparagraphs 6.2(a)(i)(A) and (B) with a report of the Auditors thereon.

6.3	Fleet Reports

On each Settlement Date, the General Partners will make available a Fleet Report to each Limited Partner.

6.4	Financial Reports of the Partnership

The General Partners shall deliver to each Limited Partner within 60 days of the end of each of the first three fiscal quarters of each Fiscal Period a copy of the unaudited income and cash flow statements and the unaudited balance sheet of the Partnership as at and for the period then ended.

6.5	Financial Reports of the General Partners and CCRG Canada ULC

Each General Partner shall deliver to each Limited Partner within 60 days of the end of each of the first three fiscal quarters of each fiscal period of such General Partner a copy of the unaudited income and cash flow statements and the unaudited balance sheet of such General Partner as at and for the period then ended and, as soon as available but not later than 105 days after the end of each fiscal period of such General Partner, a copy of the income and cash flow statements and the balance sheet of such General Partner as at and for the period then ended. Each General Partner shall cause CCRG Canada ULC to deliver to each Limited Partner within 60 days of the end of each of the first three fiscal quarters of each fiscal period of CCRG Canada ULC a copy of the unaudited income and cash flow statements and the unaudited balance sheet of CCRG Canada ULC as at and for the period then ended and, as soon as available but not later than 105 days after the end of each fiscal period of CCRG Canada ULC, a copy of the audited income and cash flow statements and the audited balance sheet of CCRG Canada ULC as at and for the period then ended.

6.6	Repurchase Agreements

The General Partners shall provide to the STARS Securitization Agent, the Bay Street Securitization Agent and the Rating Agency copies of all Repurchase Agreements entered into by the Partnership promptly after they have been entered into by the Partnership and, in any event within 30 days after they have been entered into by the Partnership.

ARTICLE 7
PARTNERSHIP GOVERNANCE

7.1	Powers Exercisable by the Limited Partners

In addition to all other powers conferred upon them by this Agreement:

(a)	each Limited Partner may appoint an Additional General Partner to the Partnership in accordance with subsection 8.3(a);

(b)	the Limited Partners (acting together) may waive any default on the part of the General Partners on such terms as the Limited Partners may determine and release it from any claims in respect thereof;

(c)	the Limited Partners (acting together) may continue the Partnership if the Partnership would otherwise be terminated by operation of the Act;

(d)
the Limited Partners (acting together) may consent to any compromise or arrangement by the Partnership with any creditor or creditors, or class or classes of creditors, or with the holders of any shares or securities of the General Partners;

(e)
the Limited Partners (acting together) may waive any or all of the restrictions set out in Section 5.3, provided that if one of the Limited Partners does not agree to waive any of such restrictions and the Limited Partnership Interest of such Limited Partner is purchased by a

General Partner pursuant to Section 8.4, the remaining Limited Partner may waive such restrictions; and

(f)	each Limited Partner may extend its Normal Course Termination Date,

but, except with the consent of the Rating Agency, the Limited Partners may not exercise any of these powers if the result of so doing would be to cause a lowering of the Rating Agency’s rating of the Notes.

7.2	Amendment to Partnership Agreement

This Agreement may be amended by mutual agreement of the General Partners and each Limited Partner and, if the amendment is material, the Rating Agency, provided that such amendment, whether initiated by the General Partners or a Limited Partner, may not in any manner allow a Limited Partner to take part in the control of the business of the Partnership.

7.3	Assignment of Partnership Interests

No Partner may sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of or subject to any charge, lien, security interest or other encumbrance all or any part of its interest in the Partnership except with the consent of the other Partners in their absolute discretion. Notwithstanding the foregoing:

(a)	a Limited Partner may pledge its Limited Partnership Interest as security for Notes and Bonds issued by it;

(b)
a Limited Partner may, subject to the rights of the General Partners in Section 8.4, if a Trigger Event occurs and is continuing, transfer the whole or any part of its Partnership Interest without the consent of the other Partners, who shall be obligated for all purposes hereof to recognize such transfer, subject to the condition that each such transferee pursuant to this subsection 7.3(b) shall agree in writing with the other Partners to become a Partner and be bound by the provisions of this Agreement; and

(c)
the Bay Street Limited Partner may at any time grant to one or more banks or other institutions (each a “Liquidity Purchaser”) party to the Liquidity Agreement for the Bay Street Limited Partner participating interests in this Agreement and the Bay Street Limited Partner’s Limited Partnership Interest. In the event of any such grant by the Bay Street Limited Partner of a participating interest to a Liquidity Purchaser, the Bay Street Limited Partner shall remain responsible for the performance of its obligations hereunder. Each of the General Partners and the other Limited Partners agree that each Liquidity Purchaser shall be entitled to the indirect benefits of all representations, warranties, covenants, agreements and indemnities of each of the General Partners and other Limited Partners made or contained in this Agreement through the Bay Street Limited Partner, all of which may be enforced by the Bay Street Limited Partner for the benefit of itself and such participants. For greater certainty, no such Liquidity Purchasers shall have any direct rights hereunder.

ARTICLE 8
TRIGGER EVENTS AND DURATION OF PARTNERSHIP

8.1	Trigger Events

Each of the following shall be a Trigger Event hereunder:

(a)
if the average of the ratio of (i) the Rental Revenues for a Settlement Period to (ii) the sum of (A) Depreciation and Loss on Dispositions (if any) for such Settlement Period and (B) the aggregate Funding Required Amount for the Remittance Period ending in such Settlement Period, minus (C) Gain on Dispositions (if any) for such Settlement Period, for

(x) three consecutive Settlement Periods is less than 1.35:1 or (y) for 12 consecutive Settlement Periods is less than 1.6:1;

(b)
if the aggregate balance in the General Partners’ Capital Accounts at the end of a Settlement Period is less than the General Partners’ Capital Commitment and remains so for three Business Days after the next occurring Settlement Date;

(c)
the breach of the covenant contained in subsection 5.2(i) which breach continues for five Business Days after a Settlement Date; provided, however, that if such breach is caused by a Manufacturer ceasing to be an Eligible Manufacturer, then such breach will not constitute a Trigger Event if within 30 days of its occurrence the General Partners at their own expense have obtained for the benefit of the Partnership credit enhancement satisfactory in form, source and amount to the Rating Agency, the STARS Securitization Agent and the Bay Street Securitization Agent in respect of those Partnership Vehicles that are subject to Repurchase Agreements with such Manufacturer, and provided further that if the Securitization Agent for one of the Limited Partners is not satisfied as to such form, source and amount of credit enhancement, such Limited Partner shall provide notice of such determination to the General Partners and the other Limited Partner (provided that both Limited Partners are offered identical inducements or consideration in connection with the relevant determinations), and such breach shall only constitute a Trigger Event if the Limited Partnership Interest of the Limited Partner that is related to the Securitization Agent providing such notice has not been purchased by the applicable Option Closing Date in accordance with Section 8.4;

(d)	a General Partner making any unauthorized payment from the Rental Account, the Vehicle Account or the VAT Account and failing to restore such payment within two Business Days of becoming aware of it;

(e)
the failure by a General Partner to observe any other covenant herein which failure could reasonably be expected to have a material adverse effect on the Partnership, provided that if such breach of covenant is capable of being remedied, it shall not constitute a Trigger Event unless it remains unremedied for five Business Days after receipt of written notice from a Limited Partner;

(f)
the inaccuracy when made of a representation or warranty of a General Partner herein which inaccuracy could reasonably be expected to have a material adverse effect on the Partnership, provided that if such inaccuracy is capable of being remedied, then it shall not constitute a Trigger Event unless it remains unremedied for five Business Days after receipt of written notice from a Limited Partner;

(g)
the occurrence of a material adverse change since the date hereof in the financial condition or operations of a General Partner or the Partnership which, in the opinion of the STARS Securitization Agent or the Bay Street Securitization Agent, after consultation with the Rating Agency and which opinion has been communicated in writing to the General Partners and the other Limited Partner, could reasonably be expected to result in a General Partner (i) being unable to satisfy its obligations hereunder, (ii) becoming a bankrupt, or (iii) seeking the protection of Insolvency Legislation, provided that if the Securitization Agent for one of the Limited Partners provides such written communication, such occurrence shall only constitute a Trigger Event if the Limited Partnership Interest of the Limited Partner that is related to the Securitization Agent providing such written notice has not been purchased by the applicable Option Closing Date in accordance with Section 8.4;

(h)
a General Partner failing to pay when due any obligation (the “underlying obligation”) for a sum certain in excess of $2,000,000 and such failure continuing for three Business Days after (i) written notice to such General Partner from the party to whom the underlying obligation is owed if there is no grace period applicable to the underlying obligation or (ii) the expiry of any grace period applicable to the underlying obligation;

(i)
a General Partner or the Partnership failing generally to pay its debts as they become due or admitting its inability to do so or making a general assignment for the benefit of creditors or being adjudicated a bankrupt or insolvent or seeking the protection of Insolvency Legislation;

(j)
proceedings being taken by a third party against a General Partner or the Partnership under Insolvency Legislation or a receiver being appointed over, or execution being levied against, any material portion of the assets of such General Partner or the Partnership, unless such proceedings are withdrawn or terminated with prejudice to the applicant within 30 days of having been commenced;

(k)
any Notes being rated lower than R-1 (high) or its equivalent by the Rating Agency or the STARS Securitization Agent or the Bay Street Securitization Agent giving notice in writing to the General Partners that the Rating Agency has given notice to it or the relevant Limited Partner that, unless the Partnership or the ownership by such Limited Partner of its Limited Partnership Interest is terminated, the Rating Agency will reduce the rating on any Notes below R-1 (high) or its equivalent;

(l)
any series of Bonds being rated lower than AAA or its equivalent by the Rating Agency or the STARS Securitization Agent or the Bay Street Securitization Agent giving notice in writing to the General Partners that the Rating Agency has given notice to it or the relevant Limited Partner that, unless the Partnership or the ownership by such Limited Partner of its Limited Partnership Interest is terminated, the Rating Agency will reduce the rating on any series of Bonds below AAA or its equivalent;

(m)	the occurrence of an “Event of Default” as such term is defined in the Parent Guarantee;

(n)
if at any time the Shareholders Equity of a General Partner is less than $20,000,000 (for the purposes hereof, “Shareholders Equity” means the sum of (i) share capital, (ii) contributed and other surplus and (iii) retained earnings, minus the sum of (iv) goodwill and (v) other intangible assets);  and

(o)
if the Normal Course Termination Date or a Liquidity Event has occurred in respect of a Limited Partner and the relevant portion of the Limited Partnership Interest of such Limited Partner has not been purchased by a General Partner pursuant to Section 8.4(b) on such Normal Course Termination Date or the day on which such Liquidity Event has occurred (provided that the Trigger Event shall occur on the day immediately following such Normal Course Termination Date or the day on which such Liquidity Event has occurred).

The General Partners shall be required to give to each Limited Partner and the Rating Agency written notice forthwith upon becoming aware of the existence of a Trigger Event (other than one described in subsection (g), (k), (l) or (o) of Section 8.1). The General Partners shall be obligated to notify each Limited Partner, each Securitization Agent and the Rating Agency forthwith upon learning of the occurrence of any material adverse change in the financial condition or operations of a General Partner or the Partnership. Each Limited Partner shall be required to give the other Limited Partner and the Rating Agency written notice forthwith upon becoming aware of the existence of a Trigger Event.

8.2	Effect of a Trigger Event

(a)	Upon the occurrence of a Trigger Event:

(i)	the General Partners shall not make any further Capital Calls or purchase additional Vehicles for the Partnership;

(ii)	the General Partners shall immediately at their own expense cause to be redelivered to the province in Canada where they registered any Partnership Vehicle that is outside Canada and no Partnership Vehicle shall be rented for a one-way rental for drop-off outside of Canada;

(iii)
the General Partners shall sell the Partnership Vehicles and the other assets of the Partnership and wind up the business of the Partnership in an orderly manner as expeditiously as practicable but in any event within six months of the date of the Trigger Event; and

(iv)	distributions of cash from the Partnership to the Partners will be made only as permitted by Section 8.5.

(b)
The fact that a breach of a General Partner’s covenant hereunder may constitute, or may entitle a Limited Partner to declare, a Trigger Event shall not be construed as a waiver of, or disentitle the Limited Partners from, other remedies at law or in equity.

8.3	Additional General Partner

(a)
If a Trigger Event under subsection (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m) or (n) of Section 8.1 has occurred and is continuing, and if the General Partners have not exercised their right under Section 8.4, either Limited Partner shall be entitled to appoint an additional general partner to the Partnership (the “Additional General Partner") who shall serve in addition to the General Partners; provided, however, that at no time shall there be more than one Additional General Partner appointed. Notwithstanding the foregoing sentence, if a Trigger Event described in subsection 8.1(c) is a result solely of a Manufacturer ceasing to be an Eligible Manufacturer, then such a Trigger Event shall not give rise to a right of a Limited Partner to appoint an Additional General Partner. Any Additional General Partner appointed in accordance with this Section 8.3 shall neither be (i) a “non-resident” within the meaning of the Income Tax Act (Canada) nor (ii) a partnership that is not a “Canadian partnership” under subsection 102(1) of the Income Tax Act (Canada). Upon its appointment, the Additional General Partner shall agree in writing with each of the Limited Partners to become a general partner of the Partnership and to be bound by the provisions of this Agreement in the form attached hereto as Schedule H, make a capital contribution to the Partnership of at least $10.00 and carry out the functions that, in the absence of the Additional General Partner’s appointment, the General Partners would be obligated to carry out hereunder after a Trigger Event. In so doing, the Additional General Partner shall be bound to act in the best interest of the Partnership. The income entitlement of the Additional General Partner shall be set at a commercially marketable rate not to exceed 2% of the liquidation proceeds of Partnership Vehicles. Prior to appointing an Additional General Partner, the Limited Partner seeking to appoint such Additional General Partner shall obtain the approval of the other Limited Partner, such approval not to be unreasonably withheld.

(b)
Upon appointment of the Additional General Partner, the Additional General Partner shall control the Rental Account, the Vehicle Account, the VAT Account and all other assets of the Partnership, to the exclusion of the General Partners. For greater certainty, the General Partners will be entitled, after the appointment of an Additional General Partner, to the distributions payable to the General Partners under subsections 4.6(c) and 4.7(b).

(c)
Upon the appointment of the Additional General Partner, the General Partners agree to do all things and to take all steps to immediately effect the transfer of the management, control, administration and operation of the Partnership and assets, books, records and accounts thereof to the Additional General Partner, including the execution and delivery of all deeds, certificates, declarations and other documents which may be necessary or desirable to effect such change and to assign, transfer and convey all of the undertaking, property and assets of the Partnership to the Additional General Partner. Upon the appointment of an Additional General Partner, the Partnership shall release and hold harmless the General Partners from any costs, damages, liabilities or expenses suffered or incurred by the General Partners as a result of or arising out of events which occur in relation to the Partnership after such appointment.

(d)
Each General Partner hereby irrevocably nominates, constitutes and appoints each Limited Partner, with full power of substitution, as such General Partner’s agent and true and lawful attorney to act on its behalf with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver and record or file as and where required any document that the Additional General Partner determines to be necessary or desirable, in its sole opinion, in connection with the assignment from the General Partners to the Additional General Partner of the undertaking, property and assets of the Partnership as contemplated by subsection 8.3(c), including the assignment from the General Partners to the Additional General Partner of registered ownership of the Partnership Vehicles. The power of attorney granted herein is irrevocable and is a power coupled with an interest and extends to the successors and assigns of the General Partners. The General Partners agree to be bound by any representation or action made or taken by either Limited Partner pursuant to this power of attorney and hereby waive any and all defences which may be available to contest, negate or disaffirm the action of each Limited Partner taken in good faith under this power of attorney. The Limited Partners agree, as between them, that, unless they otherwise agree, neither Limited Partner will act under the powers of attorney granted by this subsection 8.3(d) without the approval of the other.

(e)
The Additional General Partner may (subject to the last sentence of this subsection 8.3(e)) retain one or more agents, managers or servicers (collectively, a “Servicer”) to assist the Additional General Partner in carrying out its functions and responsibilities hereunder but the compensation of the Servicer shall be the sole responsibility of the Additional General Partner and shall not be a Partnership Expense and the appointment by the Additional General Partner of a Servicer shall not relieve the Additional General Partner of any liabilities hereunder.

8.4	Certain Purchase Rights

(a)
If a Trigger Event (except a Trigger Event pursuant to Sections 8.1(c), 8.1(g) or 8.1(o), in each case only where the Limited Partnership Interest of the relevant Limited Partner has not been purchased in accordance with this Section 8.4) has occurred and is continuing, the General Partners (or such other Person as may be designated by a General Partner) shall have the right, exercisable in accordance with this Section 8.4, to purchase all, but not less than all, of the Limited Partnership Interests from both Limited Partners.

(b)	If:

(i)
a Limited Partner fails to make an additional capital contribution required to be made pursuant to Section 3.3(a) or a Limited Partner fails to deposit any funds required to be deposited by it to the Vehicle Account pursuant to Sections 3.3(a) or 4.7(a), in each case within two Business Days of the day on which such capital contribution is required to be made or such funds are to be deposited to the Vehicle Account, as applicable;

(ii)	a Limited Partner fails to comply with Sections 2.16 or 2.17(a), in each case within five Business Days of the day on which such Limited Partner is first provided with notice of such non-compliance;

(iii)	the Normal Course Termination Date or a Liquidity Event occurs in respect of a Limited Partner;

(iv)
any of the circumstances described in Section 9.7(a), (b) or (c) will result in continuing payments to a Limited Partner of Additional Amounts pursuant to Section 9.7 such that the aggregate Additional Amounts payable in any calendar year will exceed 0.25% of the Limited Partner’s Funded Amount for such Limited Partner as at the date of such change in circumstance;

(v)
a Limited Partner fails to provide its consent, agreement to or waiver of a matter contemplated by Sections 7.1(c), 7.1(e), 8.1(c) or 8.1(g) within five Business Days of the other Limited Partner providing such consent, agreement or waiver, provided that both Limited Partners are offered identical inducements or consideration for providing such consent, agreement or waiver; or

(vi)	there occurs a Funding Termination Event referred to in clauses (c) or (d) of the definition thereof,

the General Partners (or such other Person as may be designated by a General Partner) shall have the right, exercisable in accordance with this Section 8.4, to purchase (A) in the case of (i), (ii), (iii) and (iv) above, the portion of the Limited Partnership Interest of such Limited Partner that has been funded through the issuance of Notes or under its Liquidity Agreement or (B) in the case of (v) and (vi) above, all, but not less than all, of such Limited Partner’s Limited Partnership  Interest.

(c)
The General Partners may exercise their rights pursuant to Sections 8.4(a) or (b) (a “Purchase Right”) by delivering to the relevant Limited Partner or the Limited Partners, as applicable (in either case, each a “Selling Limited Partner”), written notice (the “Partnership Interest Option Notice”) of the exercise of the Purchase Right not later than three Business Days after the occurrence of the relevant event giving rise to such Purchase Right (except for an exercise of the Purchase Right pursuant to subsection 8.4(b)(iii), in which case the Partnership Interest Option Notice must be provided not later than five Business Days prior to the relevant Normal Course Termination Date or the expiry of the relevant Liquidity Agreement, as applicable). The Partnership Interest Option Notice must specify the General Partner (or such other Person as may be designated by such General Partner) who will purchase the Limited Partnership Interest of the Selling Limited Partner. If the exercise of the Purchase Right is pursuant to Section 8.4(a), the Partnership Interest Option Notice shall be delivered contemporaneously to both Limited Partners and the Option Closing Date shall be the same date for both Limited Partners. Delivery of a Partnership Interest Option Notice shall constitute a binding agreement of purchase and sale pursuant to which the Selling Limited Partner shall sell to the specified General Partner (or such other Person as may be designated by such General Partner) and the specified General Partner (or such other Person as may be designated by such General Partner) shall purchase from the Selling Limited Partner, the Limited Partnership Interest of the Selling Limited Partner for an aggregate purchase price (the “Option Purchase Price”) equal to (A) in the case of an exercise of the Purchase Right pursuant to Sections 8.4(b)(i), (ii), (iii) or (iv), the portion of the Limited Partner’s Funded Amount of the Selling Limited Partner that has been funded through Notes issued or under its Liquidity Agreement plus all unpaid, accrued and unaccrued Funding Required Amount (in each case, calculated to the applicable maturity dates) in respect of Notes issued or funding under its Liquidity Agreement by the Selling Limited Partner to fund its Limited Partner’s Funded Amount that are outstanding as of the date of closing of the transaction (the “Option Closing Date”) or (B) in the case of an exercise of the Purchase Right pursuant to Sections 8.4(a) or 8.4(b)(v) or (vi), the Limited Partner’s Funded Amount of the Selling Limited Partner plus any unpaid, accrued and unaccrued Funding Required Amount (in each case, calculated to the applicable maturity dates, or to the next Remittance Date in the case of Bonds) in respect of Notes and Bonds issued or funding under its Liquidity Agreement by the Selling Limited Partner to fund its Limited Partner’s Funded Amount that are outstanding as of the date of the Option Closing Dates. In addition, the General Partners shall pay for any costs and expenses associated with the unwinding of all or a portion of a Hedging Transaction entered into by the Limited Partnership pursuant to section 3.4 as a result of such purchase and sale. For greater certainty, if the Purchase Right is exercised pursuant to subsections 8.4(b)(i), (ii), (iii) or (iv), the Selling Limited Partner shall remain a Limited Partner hereunder and shall continue to be entitled to its rights hereunder, including the right to be paid applicable amounts pursuant to Sections 4.6 and 4.7 until such time as its Limited Partner’s Capital Account becomes zero, at which time such Selling Limited Partner shall cease to be a Limited Partner hereunder.

(d)
The Option Closing Date shall occur on the fifth Business Day following receipt of the Partnership Interest Option Notice by the Selling Limited Partner (except for an exercise of the Purchase Right pursuant to subsection 8.4(b)(iii), in which case the Option Closing Date shall occur on the Normal Course Termination Date or the date on which the Liquidity Event occurs, as applicable). At closing and against payment to the Selling Limited Partner of the Option Purchase Price in cash or by bank draft or certified cheque, the Selling Limited Partner shall transfer to the specified General Partner (or such other Person as may be designated by such General Partner) all or a portion, as applicable, of its Limited Partnership Interest free and clear of all encumbrances and shall deliver to the specified General Partner:

(i)	executed copies of such assignments pertaining to such purchase and in such form as may be reasonably required by the specified General Partner; and

(ii)	such other documents or instruments of conveyance or further assurance as may be reasonably required by the specified General Partner.

(e)
If agreed to by the Limited Partner that is not the Selling Limited Partner, such Limited Partner may be the Person designated by the General Partner to purchase all or a portion of the Limited Partnership Interest from the Selling Limited Partner pursuant to this Section 8.4. Any other Person designated by a General Partner to purchase all or a portion of the Limited Partnership Interest from the Selling Limited Partner pursuant to this Section 8.4 must be approved by the other Limited Partner and, if only a portion of the Limited Partnership Interest is being purchased from the Selling Limited Partner, by the Selling Limited Partner, such approvals not to be unreasonably withheld or delayed, provided that no such approval shall be required if such designated Person is an Affiliate of a General Partner.

(f)
If a Trigger Event has occurred and is continuing, on the Option Closing Date and prior to giving effect to the purchase and sale of all or a portion, as applicable, of the Limited Partnership Interest on such date, all funds on deposit in the Rental Account and the Vehicle Account shall be applied pursuant to and in accordance with Section 8.5.

8.5	Distribution of Amounts in Accounts Upon Trigger Event

After the occurrence of a Trigger Event, the General Partners (or the Additional General Partner if one has been appointed pursuant to Section 8.3) shall distribute cash from the Rental Account and from the Vehicle Account as follows:

(a)	from the Rental Account on each Remittance Date in the following priority:

(i)	first, to pay the expenses of liquidation and the debts and liabilities of the Partnership to its creditors or to make due provision for the payment thereof;

(ii)
second, if an Additional General Partner has been appointed pursuant to Section 8.3, to pay to the Additional General Partner its income entitlement for the Remittance Period ending on such Remittance Date, together with the amount (if any) representing the income entitlement of the Additional General Partner for prior Remittance Periods not yet paid to the Additional General Partner;

(iii)
third, if the Settlement Report for the prior Settlement Period indicates that the sum of Depreciation and Loss on Dispositions (if any) for such Settlement Period exceeds Gain on Dispositions (if any) for such Settlement Period, an amount equal to such excess shall be transferred to the Vehicle Account, together with the amount (if any)

required to be transferred to the Vehicle Account pursuant to this paragraph 8.5(a)(iii) in respect of prior Settlement Periods not yet transferred to the Vehicle Account;
(iv)
fourth, to pay to each Limited Partner the amounts required to be paid to it pursuant to subsection 4.6(c)(ii) on such date, on a pro rata basis based on the respective amounts payable to each Limited Partner pursuant to subsection 4.6(c)(ii) on such Remittance Date; and

(v)	last, to pay to the General Partners the balance on a pro rata basis based on the amounts in their respective Capital Accounts at such time.

(b)	from the Vehicle Account on each Remittance Date in the following priority:

(i)
first, to pay any portion of the expenses of liquidation and the debts and liabilities of the Partnership to its creditors or to make due provision for the payment thereof not paid or provided for payment pursuant to paragraph 8.5(a)(i);

(ii)
second, if an Additional General Partner has been appointed pursuant to Section 8.3, to pay to the Additional General Partner any amounts required to be paid to such Additional General Partner which have not been paid pursuant to paragraph 8.5(a)(ii);

(iii)	third, to pay to each General Partner as a return of capital an amount equal to any Temporary GP Contributions for such General Partner which have not been previously repaid;

(iv)
fourth, to pay to each General Partner as a return of capital an amount equal to any Payout Excess or PNV Excess for such General Partner which has not been previously repaid, if and to the extent that after payments pursuant to this paragraph 8.5(b)(iv) the aggregate balance of the General Partners’ Capital Accounts would not be less than the General Partners’ Capital Commitment;

(v)
fifth, to pay to the Limited Partners any amounts required to be paid to the Limited Partners pursuant to subsection 4.6(c)(ii) which have not been paid pursuant to subsection 8.5(a)(iv), on a pro rata basis based on such remaining unpaid amounts owing to each Limited Partner;

(vi)	sixth, to pay to the Limited Partners, pro rata, based on their respective Limited Partner’s Funded Amounts, an amount equal to the lesser of:

(A)	the amount available to be distributed to the Limited Partners under this Section 8.5(b)(vi); and

(B)	the aggregate of the Limited Partner’s Funded Amount of each Limited Partner;

(vii)	seventh, if an Additional General Partner has been appointed pursuant to Section 8.3, to pay to the Additional General Partner an amount equal to its capital account; and

(viii)	last, to pay to the General Partners the balance on a pro rata basis based on the amounts in their respective Capital Accounts at such time.

For greater certainty, if any distributions are made pursuant to this Section 8.5, Sections 4.10 to 4.14 shall continue to be applicable, subject to such modifications as may reasonably be required in the circumstances having regard to the respective entitlements of the Partners.

8.6	Negative Balance in Capital Account of General Partners

Neither the Partnership nor a Limited Partner shall have a claim against the General Partners with respect to any negative (i.e., debit) balance in its capital account except to the extent the assets of the Partnership are insufficient to pay debts, liabilities and obligations of the Partnership upon the winding-up of the business of the Partnership.

8.7	Return of Capital

Except as provided in this Agreement, no Partner shall have the right to demand or receive a return of Capital in a form other than cash, but nothing herein shall prohibit a return of Capital in a form other than cash.

8.8	Dissolution of Partnership

Unless otherwise agreed to by the Partners, the Partnership shall be terminated on the dissolution of the Partnership. The dissolution of the Partnership shall only commence on March 30 of the year following:

(a)	the winding-up of the Partnership; or

(b)
the date upon which the balance of each Limited Partner’s Capital Account is zero, provided that the General Partners at their option may, following such date, continue and not dissolve the Partnership with one of them or a third party as limited partner.

8.9	Liquidation of the Partnership’s Assets

In connection with the dissolution of the Partnership, the General Partners (or the Additional General Partner if one has been appointed pursuant to Section 8.3) shall act as a receiver and liquidator of the assets of the Partnership and shall settle the accounts of the Partnership and liquidate its assets, if any.

8.10	Termination of this Agreement

Upon the completion of the liquidation of the assets of the Partnership and the distribution of all the Partnership assets pursuant to Section 8.5, the General Partners (or the Additional General Partner if one has been appointed pursuant to Section 8.3) shall execute and record any notice of dissolution prescribed by the Act as well as any other documents required to effect the dissolution of the Partnership and shall satisfy all applicable formalities of Applicable Law. The effective date of the dissolution of the Partnership shall be the date of such notice of dissolution.

ARTICLE 9
INDEMNIFICATION

9.1	Indemnification by the General Partners

Without limiting any other rights which the Limited Partners may have hereunder or under Applicable Law, each General Partner hereby agrees to indemnify each Limited Partner and its respective trustees, employees, officers, directors, agents and assigns (collectively, the “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable legal fees and disbursements, and any costs associated with the appointment of an Additional General Partner (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or reasonably incurred by any of the Indemnified Parties arising out of or as a result of (a) the liability of such Limited Partner not being limited in the manner provided in Section 2.14 (unless the liability of such Limited Partner is not so limited as a result of any act or omission of such Limited Partner) or (b) a breach or violation of this Agreement by a General Partner, excluding, however, damages, losses, claims, liabilities, costs and expenses resulting from gross negligence or wilful misconduct on the part of such Limited Partner. The obligations of each General Partner under this Section 9.1 shall survive any termination of this Agreement. Without limiting the generality of the foregoing, but subject to the exclusions referenced in (a) and (b), each General Partner shall indemnify the Indemnified Parties for Indemnified Amounts awarded or incurred as aforesaid relating to or resulting from:

(i)
reliance on any representation, warranty or statement made by a General Partner (or any of its officers) under, in or in connection with this Agreement, any officer’s certificate or any information or report delivered by the General Partners pursuant hereto or thereto, which shall have been false, incorrect or inaccurate in any material respect when made;

(ii)
the failure by a General Partner to comply with any Applicable Law with respect to any Partnership Vehicle or Vehicle Rental Agreement or the non-conformity of any Vehicle Rental Agreement with any Applicable Law;

(iii)
any claim for personal injury, death, property damage or product liability which may arise by reason of, result from or be caused by, or relate to the use, operation, maintenance or ownership of, the Partnership Vehicles;  and

(iv)	any material failure of a General Partner to perform its covenants or obligations in accordance with the provisions of this Agreement.

9.2	Notification of Potential Liability

Each of the Partners will, upon learning of potential situations involving possible liability under this Article 9, promptly notify the other Partners thereof but a failure to notify by a Limited Partner shall excuse a General Partner from its liability hereunder to such Limited Partner only if and to the extent that such General Partner can demonstrate that the amount of its liability to such Limited Partner would have been less if it had been given prompt notice thereof.

9.3	Litigation

At the request of a Limited Partner, each General Partner shall, at its expense, co-operate with such Limited Partner in any action, suit or proceeding brought by or against such Limited Partner (and, at the request of the General Partners, such Limited Partner shall, at the General Partners’ expense, co-operate with the General Partners in any action, suit or proceeding brought by or against a General Partner) relating to any of the transactions contemplated by this Agreement, any Partnership Vehicles or Vehicle Rental Agreements (other than an action, suit or proceeding by one Partner against the other). In addition, each General Partner agrees to notify each Limited Partner and each Limited Partner agrees to notify the General Partners, at the General Partners’ expense, promptly upon learning of any pending or threatened action, suit or proceeding, if the judgment or expenses of defending such action, suit or proceeding would be covered by Section 9.1 and (except for an action, suit or proceeding by one Partner against another Partner) to consult with such Limited Partner, concerning the defence and prior to settlement; provided, however, that if (a) the General Partners shall have acknowledged that Section 9.1 would cover any judgment or expenses in any action, suit or proceeding, and (b) in the sole determination of such Limited Partner, the General Partners have the financial ability to satisfy such judgment or expenses, then such General Partner shall have the right, on behalf of such Limited Partner but at such General Partner’s expense, to defend such action, suit or proceeding with counsel selected by such General Partner, and shall have sole discretion as to whether to litigate, appeal or enter into an exclusively monetary settlement. If the expenses of defending any action, suit or proceeding against the Limited Partners would be covered by Section 9.1, the Limited Partners shall conduct the defence through the same legal counsel acceptable to both Limited Partners, provided that a Limited Partner may employ separate legal counsel if representation by the same legal counsel would be inappropriate due to actual or potential differing interests between the Limited Partners.

9.4	Tax Indemnity

Each General Partner agrees to defend and to save the Indemnified Parties harmless from and against any and all liabilities arising out of the transactions contemplated by this Agreement with respect to or resulting from any delay in paying or any omission to pay any Taxes otherwise required under this Agreement to be paid or withheld and remitted by or on behalf of such General Partner on its own behalf, on behalf of a Limited Partner, on behalf of the Partnership or on behalf of any Vehicle rental customers. If such General Partner shall be required by Applicable Law to deduct or withhold any Taxes from or in respect of any sum payable by or on behalf of the Partnership to a Limited Partner hereunder or in connection with the execution, delivery, filing and recording hereof and of the other documents to be delivered hereunder and the consummation of the transactions contemplated hereby, or if a Limited Partner shall be required to pay any Taxes in respect of any sum received by such Limited Partner from the Partnership hereunder:

(a)
the sum payable to such Limited Partner shall be increased as may be necessary (or an amount shall be owed to such Limited Partner) so that, after all required deductions, withholdings or payments in respect of such Taxes have been made, such Limited Partner receives or retains an amount equal to the sum that such Limited Partner would have received or retained had no such deductions, withholdings or payments been made;

(b)	such General Partner shall make such deductions or withholdings; and

(c)
such General Partner shall pay forthwith the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with Applicable Law and will provide to such Limited Partner copies of such forms as are required to be provided to such authority evidencing the payment by such General Partner.

For greater certainty, it is hereby acknowledged by the parties hereto that the General Partners shall not be liable to indemnify the Indemnified Parties under this Section for any Taxes payable by, or required to be withheld by, the General Partners on account of Taxes payable on the income of a Limited Partner, Taxes payable by virtue of the non-resident status of a Limited Partner, Taxes payable on the capital of a Limited Partner or Taxes payable by reason of any breach of this Agreement by a Limited Partner.

9.5	Tax Credit

If a payment (a “Grossed-Up Payment”) made by a General Partner includes an amount (a “Gross-Up”) referred to in Section 9.4, and the relevant Limited Partner is able to apply for or otherwise take advantage of any tax credit, deduction in computing income or similar benefit by reason of any withholding or deduction made by such General Partner in respect of the Grossed-Up Payment (such credit, deduction or benefit hereinafter being referred to as a “Tax Credit”), then such Limited Partner will, at the expense of the General Partners, use reasonable endeavours to obtain the Tax Credit and, if it realizes the Tax Credit (whether by way of reducing taxes payable, receiving a tax refund, or otherwise), such Limited Partner shall, subject to the provisos to this Section 9.5, pay to such General Partner such amount, if any (not exceeding the Gross-Up) as is determined in the discretion of such Limited Partner to be equal to the net after-tax value to such Limited Partner of such part of the Tax Credit as is reasonably attributable to such withholding or deduction having regard to all dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same. Any such reimbursement shall be conclusive evidence of the amount due to such General Partner and shall be accepted by it in full and final settlement of its rights of reimbursement hereunder; provided that notwithstanding the foregoing, (a) nothing herein contained shall interfere with the right of such Limited Partner to arrange its tax affairs in whatever manner it deems fit and, in particular, such Limited Partner shall not be under any obligation to claim relief from its profits or similar tax liability in respect of any such deduction or withholding in priority to any other relief, claims, credits or deductions available to it, and (b) such Limited Partner shall not be obligated to disclose to the General Partners any information regarding its tax affairs or tax computations; provided, further, that if, as a result of (i) an audit of such Limited Partner by its auditors or by a taxing authority, or (ii) any change to the affairs of such Limited Partner or to the available information concerning such affairs, which change is relevant to the determination that reimbursement with respect to a Tax Credit is payable to such General Partner hereunder, such Limited Partner determines, in its discretion, that any such payment made by such Limited Partner to such General Partner hereunder would not have been made had such Limited Partner known the results of such audit or anticipated such change, or would have been made in a smaller amount, then such General Partner shall pay to such Limited Partner the amount of such payment which such Limited Partner so determines to have been an overpayment.

9.6	Survival

It is expressly acknowledged and agreed by the parties hereto that the obligations of the General Partners under this Article 9 shall survive the consummation of the transactions contemplated by this Agreement and, notwithstanding the occurrence of such events, shall continue in full force and effect.

9.7	Change in Circumstances

If at any time:

(a)
the introduction of or any change (including any change by way of imposition or increase of any reserve requirements) in or in the interpretation or administration of any Applicable Law by any court or governmental authority, in each case made after the date hereof; or

(b)
the compliance by a Limited Partner, any liquidity agent or lender or liquidity purchaser under the relevant Liquidity Agreement or the STARS Securitization Agent or the Bay Street Securitization Agent, as applicable, or any of their respective Affiliates (each, an “Affected Person”), with any changed or introduced guideline, direction or request, or any change in the interpretation or administration thereof, made after the date hereof from or by any governmental authority or professional self-regulating or governing body (including, for greater certainty, the Office of the Superintendent of Financial Institutions Canada, the Board of Governors of the United States Federal Reserve System or any other body or entity governing accounting treatment or reserve requirements) (whether or not having the force of law); or

(c)
any Affected Person is required pursuant to any legal or regulatory requirement, request, direction or guideline, or change in the interpretation or administration thereof (including with respect to reserve, deposit, capital adequacy or similar requirements), from or by any governmental authority or other body described in (b) above, to post or allocate additional capital to that which is maintained by any such Affected Person and any such posting or allocation of additional capital (or any portion thereof) is determined by the Affected Person to be due to, related to or as a result of the Affected Person’s direct or indirect (including through the provision of liquidity support for the Notes) obligations under or related to this Agreement, has the effect of:

(i)
(A) increasing the costs, expenses or liabilities of any Affected Person (including as a result of a change in the Affected Person’s capital position), as such costs, expenses or liabilities relate to the making or funding of capital contributions hereunder or maintaining such Limited Partner’s Capital Account or paying for, or maintaining or funding its commitments under, the relevant Liquidity Agreement, (B) reducing the rate of return (on capital or otherwise) to any Affected Person in connection with, or as a result of such Affected Person either having to raise additional capital or incurring a deteriorated capital position as a result of the making or funding of capital contributions hereunder or maintaining such Limited Partner’s Capital Account or paying for, or maintaining or funding its commitments under, the relevant Liquidity Agreement, or (C) requiring the payment of any Taxes on or calculated with reference to the capital or debt of any Affected Person; or

(ii)	reducing the amount of any Funding Discount Amount or Bond Interest Amount; or

(iii)	requiring any Affected Person to make a payment it would not otherwise have been required to make,

the Partnership shall, from time to time upon demand by the relevant Limited Partner, pay to such Limited Partner or the applicable Affected Person, simultaneously with the payment of the Funding Discount Amount or the Bond Interest Amount, as the case may be, the amount of any such increased costs incurred, expenses or liabilities incurred, reduction in amounts received or receivable, reduction in rate of return or required payment made or to be made (the “Additional Amount”). Such Limited Partner shall deliver to the Partnership a certificate setting forth its computation of such Additional Amount, which computation may utilize such averaging and attribution methods that such Limited Partner or the applicable Affected Person, acting reasonably, believes to be fair. Upon becoming aware thereof, such Limited Partner shall promptly notify the Partnership of any event or circumstance which could result in any payment being required to be made to such Limited Partner pursuant to this Section 9.7.

ARTICLE 10
GENERAL

10.1	Amendments and Waivers

Except as otherwise specifically provided for herein, no amendment or waiver of any provision of this Agreement or consent to any departure by any party herefrom shall be effective unless the same shall be in writing and signed by the other party or parties and, if material, by the Rating Agency and then such waiver shall only be effective in the specific instance and for the specific purpose for which it was given. To the extent that any such amendment, waiver or consent is not material, notice thereof shall be provided to the Rating Agency as soon as practicable after such amendment is made or such waiver or consent is given.

10.2	Further Assurances

Each of the parties shall, at the expense of the requesting party, promptly do all such acts and things and shall execute and deliver, or cause to be executed and delivered, all such documents, instruments, indentures, certificates and agreements as may be reasonably necessary or desirable to give effect to the provisions of and intent of this Agreement.

10.3	No Waiver; Remedies Cumulative

No failure on the part of any party to exercise and no delay in exercising any right hereunder, or under any agreement, indenture, document or instrument delivered pursuant hereto or in connection herewith shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right. Remedies herein and therein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

10.4	Notices

Any notice, report, communication, payment or demand required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made for all purposes if delivered personally or transmitted by telecopy or fax to the party or to an officer of the party to whom the same is directed, addressed as follows:

(a)	if to the Avis General Partner, addressed to it at:

Aviscar Inc. 1 Convair Drive East Etobicoke, ON M9W 6Z9
Attention:	Controller
Fax No.:	(416) 213-8505

with a copy to:

Cendant Car Rental Group, Inc. 6 Sylvan Way Parsippany, N.J. USA 07054

Attention:	Chief Financial Officer
Fax No.:	(973) 496-5115

and

Attention:	Legal Department
Fax No.:	(973) 496-3444

and a copy to:

Cendant Corporation 1 Campus Drive Parsippany, New Jersey 07054

Attention:	Treasurer
Fax No.:	(973) 496-5852

(b)	if to the Budget General Partner, addressed to it at:

Budgetcar Inc. 1 Convair Drive East Etobicoke, ON M9W 6Z9

Attention:	Controller
Fax No.:	(416) 213-8505

with a copy to:

Cendant Car Rental Group, Inc. 6 Sylvan Way Parsippany, N.J. USA 07054

Attention:	Chief Financial Officer
Fax No.:	(973) 496-5115

and

Attention:	Legal Department
Fax No.:	(973) 496-3444

and a copy to:

Cendant Corporation 1 Campus Drive Parsippany, New Jersey 07054

Attention:	Treasurer
Fax No.:	(973) 496-5852

(c)	if to the STARS Limited Partner, addressed to it at:

STARS Trust c/o BNY Trust Company of Canada Suite 1101, 4 King Street West Toronto, ON M5H 1B6

Attention:	George Bragg, President and Chief Executive Officer
Fax No.:	(416) 360-1711

and

Attention:	Patricia Benjamin, Assistant Treasurer and Trust Officer
Fax No.:	(416) 360-1711

with a copy to the STARS Securitization Agent, addressed to it at:

BMO Nesbitt Burns Inc. 1 First Canadian Place 3rd Floor Podium Toronto, ON M5X 1H3

Attention:	Executive Managing Director, Securitization and Structured Finance
Fax No.:	(416) 359-1910

(d)	if to the Bay Street Limited Partner, addressed to it at:

Bay Street Funding Trust c/o Montreal Trust Company of Canada 100 University Avenue 11th Floor Toronto, Ont. M5J 2Y1

Attention:	Account Administrator
Fax No.:	(416) 981-9777

with a copy to the Bay Street Securitization Agent, addressed to it at:

Scotia Capital Inc. 68th Floor, Scotia Plaza 40 King Street West P.O. Box 4085, Station “A” Toronto, Ontario M5W 2X6

Attention:	Director, Securitization
Fax No.:	(416) 945-4534

(e)	and if to the Rating Agency, addressed to it at:

Dominion Bond Rating Service Limited 200 King Street West Suite 1304 Sun Life Centre, West Tower P.O. Box 34 Toronto, ON M5H 3T4

Attention:	Executive Vice President — Structured Finance
Fax No.:	(416) 593-8432

Any such notice that is given by personal delivery shall be deemed to have been received on the day of actual delivery thereof and any notice given by telecopy or fax shall be deemed to have been received on the first Business Day after the transmittal thereof. A Partner may change its address or fax number by giving written notice of such change to the other Partners.

10.5	Limited Partner Not a General Partner

If any provision of this Agreement has the effect of imposing upon a Limited Partner any of the liabilities or obligations of a general partner under the Act, such provision shall be of no force and effect. The intention of the parties hereto in entering into this Agreement is to form a limited partnership and to be in relation as between themselves and toward others of general partners (Parties of the First Part and Second Part) and limited partners (Parties of the Third Part and Fourth Part) and not general partners and general partners and not debtors and creditors and not agents and principals and not trustees and beneficiaries (except that in renting Partnership Vehicles, the General Partners will be the agent of the Partnership as undisclosed principal).

10.6	Limitation of Liability and Capacity

The obligations or liabilities of the Limited Partners under this Agreement shall be satisfied only out of the property or assets of STARS Trust or Bay Street Funding Trust and no resort shall be had to the property or assets of BNY Trust Company of Canada or any of their shareholders, directors, officers, employees or agents or any of the beneficiaries of STARS Trust or Bay Street Funding Trust (other than the property or assets of such trusts). BNY Trust Company of Canada is entering into this Agreement on behalf of STARS Trust in its capacity as trustee of STARS Trust, and this Agreement shall enure to the benefit of and be binding upon the successors of BNY Trust Company of Canada in its capacity as trustee of STARS Trust. Montreal Trust Company of Canada is entering into this Agreement on behalf of Bay Street Funding Trust in its capacity as trustee of Bay Street Funding Trust, and this Agreement shall enure to the benefit of and be binding upon the successors of Montreal Trust Company of Canada in its capacity as trustee of Bay Street Funding Trust.

10.7	Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts and adopting instruments shall be construed together and shall constitute one and the same agreement.

10.8	Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and, to the extent permitted hereunder, their respective successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement in the City of Toronto in the Province of Ontario on this 20th day of April, 2005.

AVISCAR INC.
by:	/s/ David Calabria
	Name:	David Calabria
	Title:	Assistant Treasurer

by:	/s/ Mark E. Costello
	Name:	Mark E. Costello
	Title:	Assistant Secretary

BUDGETCAR INC.
by:	/s/ Edward P. Bertero
	Name:	Edward P. Bertero
	Title:	Sr. Vice President and Treasurer

by:	/s/ Paul Gallagher
	Name:	Paul Gallagher
	Title:	Assistant Secretary

BNY TRUST COMPANY OF CANADA, as trustee of STARS TRUST (with liability limited to the assets of the trust) by its securitization agent, BMO NESBITT BURNS INC.
by:	/s/ Jerry Marriott
	Name:	Jerry Marriott
	Title:	Vice President

by:	/s/ Chris Romano
	Name:	Chris Romano
	Title:	Managing Director

MONTREAL TRUST COMPANY OF CANADA, as trustee of BAY STREET FUNDING TRUST (with liability limited to the assets of the trust) by its administrator, SCOTIA CAPITAL INC.
by:	/s/ Doug Noe
	Name:	Doug Noe
	Title:	Director

by:
Name:
Title:

We hereby acknowledge and consent to this Agreement.

DOMINION BOND RATING SERVICE LIMITED
by	/s/ Greg Nelson
	Name:	Greg Nelson
	Title:	Executive Vice President